                                                                   EXHIBIT 99.2

                                                                 EXECUTION COPY





                         SECURITIES PURCHASE AGREEMENT


                                  by and among


                          LIME ROCK PARTNERS II, L.P.


                                      and


                                NATCO GROUP INC.






                           Dated as of March 13, 2003



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                               Table of Contents
                                                                           Page
                                                                           ----
                                   ARTICLE I

                              SECURITIES PURCHASE

1.1  Sale and Purchase of the Convertible Preferred Shares and the Warrant...1
1.2  Closing.................................................................1
1.3  Allocation..............................................................2


                               ARTICLE II

                 NATCO'S REPRESENTATIONS AND WARRANTIES

2.1  Organization and Authorization..........................................2
2.2  Capitalization..........................................................3
2.3  Subsidiaries and Ownership Interests....................................5
2.4  No Conflicts; Consents and Approvals....................................6
2.5  Compliance with Law.....................................................7
2.6  Permits.................................................................7
2.7  Offering Valid..........................................................7
2.8  SEC Reports and Financial Statements....................................7
2.9  Assets..................................................................8
2.10 No Undisclosed Liabilities..............................................9
2.11 No Adverse Changes......................................................9
2.12 Material Contracts......................................................9
2.13 Employee Benefit Plans.................................................10
2.14 Labor Matters..........................................................11
2.15 Intellectual Property..................................................12
2.16 Taxes..................................................................13
2.17 Environmental Matters..................................................13
2.18 Litigation.............................................................14
2.19 Insurance..............................................................14
2.20 Affiliate Transactions.................................................14
2.21 Brokers................................................................15
2.22 No Other Representations or Warranties.................................15


                              ARTICLE III

               PURCHASER'S REPRESENTATIONS AND WARRANTIES

3.1  Organization and Authorization.........................................15
3.2  No Conflicts; Consents and Approvals...................................16
3.3  Litigation.............................................................17
3.4  Brokers................................................................17

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3.5  Accredited Investor; Investment Purpose................................17
3.6  Restrictions on Transfer...............................................17
3.7  No Ownership of Stock..................................................17


                               ARTICLE IV

          PURCHASER'S RIGHTS AND OBLIGATIONS AS SECURITYHOLDER

4.1  Transfer of Securities; Legends........................................17
4.2  Directors Appointed by Purchaser.......................................20
4.3  Board Observer and Information.........................................20
4.4  Bylaws.................................................................21
4.5  Remedies for Default in Paying Dividends on Convertible Preferred Share21


                               ARTICLE V

                           NATCO'S COVENANTS

5.1  General Conduct of Business............................................21
5.2  Prohibited Actions.....................................................22
5.3  Access and Information.................................................23
5.4  Reservation of Common Stock for Conversion and Exercise................24
5.5  Listing................................................................24
5.6  Constructive Distributions.............................................24
5.7  Number of Convertible Preferred Shares Redeemed........................26


                               ARTICLE VI

                    COVENANTS OF NATCO AND PURCHASER

6.1  Public Announcements...................................................27
6.2  Further Actions........................................................27
6.3  Notification of Certain Matters........................................28
6.4  Supplemental Disclosure................................................28
6.5  Confidentiality........................................................28
6.6  Further Assurances.....................................................29


                              ARTICLE VII

                           CLOSING CONDITIONS

7.1  Conditions to Each Party's Obligations.................................30
7.2  Conditions to Purchaser's Obligations..................................31
7.3  Conditions to NATCO's Obligations......................................32

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                              ARTICLE VIII

                              TERMINATION

8.1  Termination............................................................33
8.2  Effect of Termination..................................................34


                               ARTICLE IX

                            INDEMNIFICATION

9.1  Indemnification by NATCO...............................................34
9.2  Indemnification by Purchaser...........................................34
9.3  Third Party Claims.....................................................35
9.4  Tax Treatment of Adjustments...........................................36
9.5  Tax Adjustments........................................................36
9.6  Time in Which to Bring Representation and Warranty Claims..............37
9.7  Limitations on Indemnification.........................................38
9.8  Limits on Consequential Damages........................................38
9.9  Exclusive Remedy.......................................................38


                               ARTICLE X

                             MISCELLANEOUS

10.1 Fees and Expenses......................................................38
10.2 Notices................................................................39
10.3 Amendments; Waivers, etc...............................................40
10.4 Specific Performance...................................................41
10.5 Severability...........................................................41
10.6 Governing Law..........................................................41
10.7 Jurisdiction...........................................................41
10.8 Waiver of Jury Trial...................................................42
10.9 Successors and Assigns.................................................42
10.10No Third Party Beneficiaries...........................................43
10.11Entire Agreement.......................................................43
10.12No Inconsistent Agreements.............................................43
10.13Counterparts...........................................................43
10.14Schedules; Exhibits....................................................43


                               ARTICLE XI

                     DEFINITIONS AND INTERPRETATION

11.1 Definitions............................................................44
11.2 Interpretation.........................................................51

                                      iii
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 Exhibits
 --------
 Exhibit A        Certificate of Designations
 Exhibit B        Form of Warrant

                         SECURITIES PURCHASE AGREEMENT


           SECURITIES PURCHASE AGREEMENT ("Agreement"), dated as of March 13, 2003, entered into by and between Lime Rock Partners II, L.P., a Cayman Islands exempted limited partnership ("Purchaser") and NATCO Group Inc., a Delaware corporation ("NATCO").

                                R E C I T A L S

           WHEREAS, Purchaser is an investment fund;

           WHEREAS, NATCO is a provider of equipment, systems and services used in the production of oil and natural gas;

           WHEREAS, on the terms and conditions of this Agreement, NATCO wishes to sell to Purchaser and Purchaser wishes to buy from NATCO (i) shares of NATCO's Series B Convertible Preferred Stock, par value $0.01 per share ("Convertible Preferred Shares"), having the terms stated in a certificate of designations substantially in the form of Exhibit A ("Certificate of Designations"), and (ii) a warrant, substantially in the form of Exhibit B, to buy shares of NATCO's common stock, par value $0.01 per share ("Common Stock"), in accordance with the terms of that warrant ("Warrant"); and

           WHEREAS, NATCO's board of directors ("Board") has approved, and considers it advisable and in the best interests of NATCO's shareholders to consummate, the transactions contemplated by this Agreement and by the Ancillary Agreements ("Transactions"), on the terms and conditions in this Agreement;

           NOW, THEREFORE, the Parties agree as follows:

                                   ARTICLE I

                              SECURITIES PURCHASE

           1.1 Sale and Purchase of the Convertible Preferred Shares and the Warrant. Subject to the terms and conditions of this Agreement, at the Closing, NATCO will sell to Purchaser, and Purchaser will buy from NATCO, 15,000 Convertible Preferred Shares and a Warrant to buy 248,800 shares of Common Stock, for an aggregate purchase price of $15,000,000.

           1.2 Closing.

           (a) Time and Place: The closing ("Closing") shall take place at the offices of Debevoise & Plimpton, 919 Third Avenue, New York, New York 10022, at 10:00 a.m.,

New York time, on the second Business Day after the satisfaction or waiver of all the conditions to the Closing (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) or on such other date and/or at such other place as the Parties agree. The "Closing Date" is the date the Closing occurs.

           (b) Transactions at the Closing: At the Closing, subject to the terms and conditions of this Agreement:

           (i) NATCO shall issue to Purchaser 15,000 Convertible Preferred Shares registered in Purchaser's name, and deliver to Purchaser a Warrant in Purchaser's name to buy 248,800 shares of Common Stock; and

           (ii) Purchaser shall pay NATCO $15,000,000, by wire transfer of immediately available funds, to an account or accounts designated by NATCO at least two Business Days before the Closing Date.

           1.3 Allocation. Of the purchase price payable by Purchaser at the Closing, an amount equal to $993.42 per Convertible Preferred Share shall be allocated to the Convertible Preferred Shares and the balance shall be allocated to the Warrant, and the Parties agree to respect and use this allocation for all tax and accounting purposes.

                                  ARTICLE II

                     NATCO'S REPRESENTATIONS AND WARRANTIES

                  NATCO represents and warrants to Purchaser that:

           2.1 Organization and Authorization.

           (a) Power to Enter into the Agreement: Each of NATCO and its Subsidiaries is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. NATCO has the requisite corporate power and authority to execute and deliver this Agreement, the Ancillary Agreements, and each other document to be executed and delivered by it under this Agreement or any Ancillary Agreement, and to consummate the Transactions to which it is a party.

           (b) Authorization: All corporate action required on the part of NATCO (including its directors and stockholders) to authorize NATCO's execution and delivery of this Agreement, the Ancillary Agreements and each other document to be executed and delivered by it under this Agreement or any Ancillary Agreement, and NATCO's consummation of the Transactions to which it is a party, has been taken (including

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actions required under any rules of the New York Stock Exchange). NATCO has given Purchaser evidence of such authorization.

           (c) Takeover Statutes: The Board and NATCO have taken any action required on the part of NATCO so that no "fair price," "moratorium," "control share acquisition" or similar statute or regulation under state or federal laws in the United States (including section 203 of the DGCL) applies to the execution, delivery and performance of this Agreement, the Ancillary Agreements or the consummation of the Transactions. For the avoidance of doubt, such action shall include an approval for purposes of section 203 of the DGCL of this Agreement and the Ancillary Agreements, the Transactions, the conversion of the Convertible Preferred Shares into Conversion Shares and the exercise of the Warrant into Warrant Shares.

           (d) Execution of the Agreement: NATCO has duly executed and delivered this Agreement. NATCO has, or by the time of execution and delivery by NATCO at or before the Closing will have, duly executed and delivered (or, in the case of the Certificate of Designations, will have duly executed and filed with the Secretary of State for the State of Delaware) each Ancillary Agreement and each other document to be executed and delivered by it under this Agreement or any Ancillary Agreement.

           (e) Agreement Binds NATCO: Assuming due authorization, execution and delivery by the parties not affiliated with NATCO, this Agreement is (and each Ancillary Agreement, and each other document purporting to impose an obligation on NATCO to be executed and delivered by NATCO under this Agreement or any Ancillary Agreement, when executed and delivered by NATCO, will be) a legally valid and binding obligation of NATCO enforceable against NATCO in accordance with its terms (subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law).

           (f) Power to Do Business: Each of NATCO and its Subsidiaries has the requisite corporate power and authority to own, lease, use and operate its assets and to carry on its business as currently conducted. Each of NATCO and its Subsidiaries is qualified or licensed to do business as a foreign corporation or other entity, and is in good standing, in each jurisdiction in which it owns real property or in which the nature of the business it conducts requires such qualification or licensing, except where the failure to be so qualified or licensed or to be in good standing does not constitute, individually or in the aggregate, a NATCO Material Adverse Effect.

           2.2 Capitalization.

           (a) Authorized and Issued Capital: As of the Closing Date, NATCO's authorized capital stock will consist of 50,000,000 shares of Common Stock and

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5,000,000 shares of preferred stock, of which 500,000 is designated as Series A
Junior Participating Preferred Stock and 15,000 will be designated as Series B Convertible Preferred Stock. At the close of business on March 13, 2003:

           (i) 15,803,797 shares of Common Stock were issued and outstanding; and

           (ii) no Series A Junior Participating Preferred Stock and no Convertible Preferred Shares had been issued.

All outstanding shares of capital stock of NATCO and its Subsidiaries are, and all shares of capital stock of NATCO and its Subsidiaries which are issued before the Closing will be, when issued and paid for in accordance with their respective terms, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

           (b) No Other Securities or Rights: Other than (w) the shares of Common Stock outstanding on March 13, 2003 as described in Section 2.2(a)(i),
(x) the shares of capital stock of NATCO's Subsidiaries owned by NATCO or one of its Subsidiaries, (y) the obligations under this Agreement and the Ancillary Agreements to issue the Convertible Preferred Shares and the Warrant, and to issue the Conversion Shares and the Warrant Shares on conversion of the Convertible Preferred Shares or exercise of the Warrant, and (z) as disclosed in Disclosure Schedule 2.2, there are not issued, reserved for issuance or outstanding:

           (i) any shares of capital stock or voting securities of NATCO or its Subsidiaries;

           (ii) securities of NATCO or its Subsidiaries convertible into, or exchangeable or exercisable for, shares of capital stock or voting securities of NATCO or its Subsidiaries; or

           (iii) warrants, options or other rights to buy from NATCO or its Subsidiaries, or any obligation of NATCO or its Subsidiaries to issue or cause to be issued, any shares of capital stock, voting securities, or securities, warrants, options or other rights convertible into, or exchangeable or exercisable for, shares of capital stock or voting securities of NATCO or its Subsidiaries.

           (c) No Repurchase Rights: Except as expressly provided in this Agreement or the Ancillary Agreements, none of NATCO or its Subsidiaries is obligated to repurchase, redeem or otherwise buy any securities or other rights described in Section 2.2(b).

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           (d) No Phantom Equity Rights: There are no outstanding phantom equity, equity appreciation or similar rights enabling a Person to participate in the residual equity value of, or appreciation in the equity value of, NATCO or its Subsidiaries, or any agreements, commitments, understandings or other arrangements relating to these.

           (e) No Arrangements Affecting Ownership: Except for the Organizational Documents of NATCO and its Subsidiaries, to NATCO's Knowledge there are no agreements or other arrangements establishing or affecting ownership interests in NATCO or its Subsidiaries, or the rights and obligations of the owners of those interests (including voting trusts or similar arrangements).

           (f) Issuance of Convertible Preferred Shares: As of the Closing, NATCO will have authorized 15,000 Convertible Preferred Shares. As of the consummation of the Closing, the Convertible Preferred Shares then sold will be duly authorized, validly issued and outstanding and, assuming Purchaser pays for them, fully paid and nonassessable. The issuance of the Convertible Preferred Shares is not subject to preemptive, subscription or similar rights of any NATCO shareholder or any other Person. The Convertible Preferred Shares will have the voting and other rights specified in the Certificate of Designations, and all such rights shall be enforceable in accordance with their terms.

           (g) Issuance of Conversion Shares: NATCO has authorized and reserved for issuance solely on conversion of the Convertible Preferred Shares a number of shares of Common Stock sufficient to permit the conversion in full of the Convertible Preferred Shares into shares of Common Stock ("Conversion Shares"). On conversion of any Convertible Preferred Shares into Conversion Shares in accordance with the Certificate of Designations, such Conversion Shares will be validly issued and outstanding, fully paid and nonassessable, and will have the voting and other rights of Common Stock.

           (h) Issuance of Warrant Shares: NATCO has authorized and reserved for issuance solely on exercise of the Warrant a number of shares of Common Stock sufficient to permit the exercise in full of the Warrant for shares of Common Stock ("Warrant Shares"). Assuming Purchaser pays the exercise price (whether in cash or by way of a "cashless exercise"), on exercise of the Warrant for Warrant Shares in accordance with the Warrant's terms, such Warrant Shares will be validly issued and outstanding, fully paid and nonassessable, and will have the voting and other rights of Common Stock.

           2.3 Subsidiaries and Ownership Interests.

           (a) Subsidiaries: Disclosure Schedule 2.3 lists NATCO's Subsidiaries and their respective jurisdictions of incorporation or organization. NATCO beneficially

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owns, directly or indirectly, all the outstanding shares of capital stock (or equivalent equity interests of entities other than corporations) of its Subsidiaries.

           (b) Other Ownership Interests: Neither NATCO nor any of its Subsidiaries owns any shares of capital stock or other equity securities of, or equity interest in, any Person (other than the Subsidiaries), or is obligated to make a capital contribution to or other equity investment in such a Person.

           2.4 No Conflicts; Consents and Approvals.

           (a) Transactions Will Not Create Conflicts: Assuming that all of the Consents and Permits listed in Disclosure Schedule 2.4 are obtained at or before the Closing, neither NATCO's execution and delivery of this Agreement, the Ancillary Agreements and each other document to be executed and delivered by it under this Agreement or any Ancillary Agreement, nor its consummation of the Transactions, will:

           (i) conflict with, or result in a breach of, NATCO's or any of its Subsidiaries' certificate of incorporation, bylaws or other organizational documents ("Organizational Documents");

           (ii) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, give rise to a right of termination, cancellation, amendment or acceleration under, result in the imposition of a Lien under, or trigger a payment, vesting or increase in the amount of compensation or a benefit payable under, a Material Contract or, to NATCO's Knowledge, under any other Contract or other obligation to which NATCO or any of its Subsidiaries is a party or by which any of them or any of their assets is bound;

           (iii)      conflict with, or result in a breach of, the Law; or

           (iv) result in the termination, modification or nonrenewal of a Permit.

           (b) No Third Party Approvals: Except for the Consents and Approvals listed in Disclosure Schedule 2.4, no Consent of a Government Authority or other Person required to be obtained by NATCO or Affiliates of NATCO is needed in connection with NATCO executing, delivering and performing this Agreement, any Ancillary Agreement or any other document to be executed and delivered by it under this Agreement or any Ancillary Agreement, or consummating any of the Transactions.

           2.5 Compliance with Law.

           (a) General: NATCO and its Subsidiaries are in compliance in all material respects with the Law. None of them has received a written notice, or to NATCO's Knowledge an unwritten notice, alleging noncompliance with the Law in a material respect.

           (b) Organizational Documents: None of NATCO or its Subsidiaries is in breach or violation of its Organizational Documents. NATCO has made available to Purchaser a copy of each of these Organizational Documents.

           2.6 Permits. To NATCO's Knowledge, NATCO and its Subsidiaries have the licenses, permits, consents, approvals, authorizations, waivers, grants, franchises, concessions, exemptions, orders and registrations of Government Authorities or other Persons ("Permits") they need to carry on business as currently conducted. To NATCO's Knowledge, these Permits are in full force and effect. To NATCO's Knowledge, NATCO and its Subsidiaries are in compliance in all material respects with the terms of those Permits. To NATCO's Knowledge, there is no basis on which a Permit will be terminated or modified or cannot be renewed in the ordinary course of business.

           2.7 Offering Valid. The offer, sale and issuance of the Convertible Preferred Shares, the Warrant, the Conversion Shares and the Warrant Shares to Purchaser are exempt from the registration requirements of the Securities Act, and from any registration or filing requirement under state law, assuming the accuracy of:

           (i)        Purchaser's representations and warranties in Section
                      3.5; and

           (ii) in the case of the Warrant Shares, Purchaser's representations and warranties in Section 3.5 at the time the Warrant Shares are issued.

           2.8 SEC Reports and Financial Statements.

           (a) General: NATCO has timely filed with the SEC all documents required to be filed by it under the Securities Act and the Exchange Act since January 1, 2000. As of their respective dates, these documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated in them or necessary in order to make the statements in them, in light of the circumstances under which they were made, not misleading and complied as to form in all material respects with the Exchange Act and the Securities Act and the SEC's rules and regulations under those statutes.

           (b) Financial Statements: Disclosure Schedule 2.8(b) contains the unaudited consolidated balance sheet for NATCO and its Subsidiaries as of December 31, 2002 ("2002 Balance Sheet") and the unaudited consolidated statements of income and cash

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flow for the twelve months ended December 31, 2002. These financial statements were prepared in accordance with GAAP applied on a consistent basis with prior periods (except as otherwise noted in those statements and except that those statements may not contain all footnote disclosures required by GAAP). Those financial statements fairly present, in all material respects, NATCO's consolidated financial position and consolidated results of operations and cash flows as of and for the periods covered by those financial statements.

           2.9 Assets. The assets of NATCO and its Subsidiaries include all material assets needed to conduct their business as currently conducted. Disclosure Schedule 2.9 lists the material real property owned or leased by NATCO or any of its Subsidiaries, and states whether each such property is owned or leased. NATCO and its Subsidiaries have good title to, or a valid leasehold interest in, the assets reflected on the 2002 Balance Sheet (except assets disposed of since December 31, 2002 in the ordinary course of business) free and clear of Liens except for Liens that:

           (i) were specifically disclosed or reserved against in the 2002 Balance Sheet or in the notes to the 2002 Balance Sheet (but only to the extent so disclosed or reserved against);

           (ii) are for taxes, assessments or governmental charges or claims which are not due and payable;

           (iii) are statutory liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other liens imposed by Law incurred in the ordinary course of business for sums not yet due or being contested in good faith and which do not constitute, individually or in the aggregate, a NATCO Material Adverse Effect;

           (iv) were incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security and which do not constitute, individually or in the aggregate, a NATCO Material Adverse Effect;

           (v) are leases or subleases granted to others that, individually and in the aggregate, are not material;

           (vi) are the interest or title of a lessor or sublessor under a lease or sublease, restrictions or encumbrances to which the interest or title of that lessor or sublessor may be subject, or the subordination of the interest of the lessee or sublessee under that lease to any such restriction or encumbrance, all of which, individually and in the aggregate, do not materially and adversely affect the business of NATCO and its Subsidiaries; or

           (vii) were incurred after December 31, 2002, in the ordinary course of business consistent with past practice, and do not constitute, individually or in the aggregate, a NATCO Material Adverse Effect.

           2.10 No Undisclosed Liabilities. Except for (x) liabilities specifically disclosed in the 2002 Balance Sheet or in the notes to the 2002 Balance Sheet (but only to the extent so disclosed) and (y) liabilities incurred in the ordinary course of business since December 31, 2002 that do not constitute, individually or in the aggregate, a NATCO Material Adverse Effect, NATCO and its Subsidiaries have not incurred any liabilities (whether known or unknown, absolute, accrued, contingent or otherwise, and whether due or to become due) that would have to be reflected or reserved against in a consolidated balance sheet of NATCO prepared in accordance with GAAP consistently applied with the 2002 Balance Sheet (and notes to the 2002 Balance Sheet).

           2.11 No Adverse Changes. Since December 31, 2002:

           (i) no event, occurrence, fact, condition, change, development or effect exists or has occurred or, to NATCO's Knowledge, is threatened that, individually or in the aggregate, constitutes a NATCO Material Adverse Effect;

           (ii) NATCO and its Subsidiaries have conducted their operations only in the ordinary course consistent with past practice; and

           (iii) NATCO and its Subsidiaries have not taken, or omitted to take, any action that, if that action or omission had occurred after the date of this Agreement and before the Closing, would breach Section 5.1 or Section 5.2.

           2.12 Material Contracts.

           (a) Material Contracts: Disclosure Schedule 2.12 lists the Contracts that NATCO would have to disclose in an exhibit list to its Annual Report on Form 10-K if that Annual Report were required to be filed on the date of this Agreement ("Material Contracts"). NATCO has made available to Purchaser a copy of each Material Contract.

           (b) No Breaches under Material Contracts: Each Material Contract is in full force and effect and is enforceable against NATCO and, to NATCO's Knowledge, the other parties to it in accordance with its terms (subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law). Neither NATCO nor any of its Subsidiaries, nor, to NATCO's Knowledge, any other Person, is in breach of, or default under, a Material Contract and no event has occurred that, with notice or passage of time or both, would constitute a breach of or default under a Material Contract by NATCO or any of its Subsidiaries or, to NATCO's Knowledge, any other Person (except for breaches and defaults that do not constitute, individually or in the aggregate, a NATCO Material Adverse Effect). To NATCO's Knowledge, no party to a Material Contract intends to terminate, or not renew, a Material Contract.

           (c) Registration Rights Agreements: Disclosure Schedule 2.12 lists each Contract NATCO has entered into under which a Person has the right to request or to cause NATCO to effect registrations under the Securities Act of securities issued by NATCO and the number of demand registration rights outstanding under that Contract on the date of this Agreement. NATCO has given Purchaser a copy of each such Contract.

           2.13 Employee Benefit Plans.

           (a) Plans: Each "employee benefit plan" (as defined in section 3(3) of ERISA) and each employment, collective bargaining, consulting, severance, bonus, incentive or deferred compensation, stock option or other equity based, termination, change in control, retention, vacation, medical, dental, life, disability or other welfare, profit-sharing, retirement, pension, post-retirement benefits, or other compensation or benefit plan, agreement, policy or arrangement in respect of which NATCO or any of its Subsidiaries has material liability ("Plans") is listed in Disclosure Schedule 2.13(a). Except as disclosed in Disclosure Schedule 2.13(a):

           (i) none of the Plans nor any employee benefit plan maintained by an ERISA Affiliate is subject to Title IV of ERISA;

           (ii) neither NATCO nor an ERISA Affiliate has, during the past six years, maintained, contributed to, or had any liability that, individually or in the aggregate, is material with respect to, any employee benefit plan that is or has been subject to Title IV of ERISA;

           (iii) no Plan nor any plan maintained by an ERISA Affiliate is a "multiemployer plan" within the meaning of section 4001(a)(3) of ERISA or a "multiple employer plan" within the meaning of section 4063 or 4064 of ERISA; and

           (iv) with respect to any of the Plans, neither NATCO nor its Subsidiaries has incurred or reasonably expects to incur any liability that, individually or in the aggregate, is material under the funding, penalty, or excise tax provisions of the Code relating to employee plans or similar Laws of a foreign jurisdiction.

           (b) Plan Liabilities: Each Plan has been administered in material compliance with its terms and the Law. Except as disclosed in Disclosure
Schedule 2.13(b) and based on reasonable actuarial assumptions, no Plan has liabilities that exceed assets by more than $100,000, and Schedule 2.13(b) discloses the amount of each such liability. To the extent that liabilities under a Plan exceed the assets of that Plan, full reserves have been established for that Plan in accordance with Law and the accounting rules of the applicable jurisdiction, and those reserves are reflected on the 2002 Balance Sheet.

           (c) Effect of the Transactions: None of NATCO or its Subsidiaries will, as a result of the Transactions (either alone or together with other events), make or become obligated to make an "excess parachute payment" as defined in section 280G of the Code or a payment that is not deductible under section 162(m) of the Code. No current or former employee, director, agent, independent contractor or officer of NATCO or any of its Subsidiaries is or will become entitled to severance pay or unemployment compensation, additional or new compensation, benefits or other compensatory payment, or an increase in the amount of compensation, benefits or other compensatory payment, in connection with or as a result of consummating the Transactions. Neither the vesting nor the timing of the payment of any such compensation, benefit or other compensatory payment in respect of any such employee, director or other Person has been or will be accelerated in connection with or as a result of consummating the Transactions.

           2.14 Labor Matters.

           (a) No Collective Bargaining Agreements: Except as disclosed in Disclosure Schedule 2.14, neither NATCO nor any of its Subsidiaries is a party to or bound by, and none of its employees is subject to, a collective bargaining agreement, memorandum of understanding or other written document or arrangement relating to the terms and conditions of employment for a group of employees organized for collective bargaining or other similar purposes. There are no labor unions or other organizations representing, or, to NATCO's Knowledge, purporting or attempting to represent, employees employed by NATCO or its Subsidiaries.

           (b) No Strikes, etc.: Since January 1, 2001, there has not occurred or been threatened a strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees of NATCO or its Subsidiaries. There are no material labor or employment disputes currently subject to a grievance procedure, arbitration or litigation with respect to any employee of NATCO or its Subsidiaries.

           (c) Employment Laws: NATCO and its Subsidiaries have complied in all material respects with the Law relating to the employment or termination of employment of their employees (including those relating to labor relations, equal employment opportunities, fair employment practices, prohibited discrimination and other similar employment activities).

           2.15 Intellectual Property.

           (a) NATCO's Intellectual Property: NATCO and its Subsidiaries own (beneficially and as of record), or possess valid and legally enforceable licenses to use, the material Intellectual Property needed to conduct their business and operations as currently conducted ("NATCO Intellectual Property"). NATCO has, in the ordinary course of business and in a timely manner, taken the actions needed to fully protect the NATCO Intellectual Property. Without limiting the generality of the previous sentence, the NATCO Intellectual Property owned by NATCO has been registered with, filed in or issued by, or is subject to a pending application for registration with, filing in or issuance by, the United States Patent and Trademark Office and United States Copyright Office or other domestic or foreign filing offices to the extent needed to fully protect it under the Law. These registrations, filings and issuances are in full force and effect.

           (b) No Infringement of NATCO's Rights: To NATCO's Knowledge, no Person is infringing or allegedly infringing any NATCO Intellectual Property.

           (c) No Infringement of Third Party Rights: To NATCO's Knowledge, the conduct of the business of NATCO and its Subsidiaries as currently conducted does not infringe or conflict with any Person's Intellectual Property. Neither NATCO nor any of its Subsidiaries has received written notice, or to NATCO's Knowledge unwritten notice, or otherwise has Knowledge of, any such infringement or conflict.

           (d) No Claims: To NATCO's Knowledge, no Person has made or threatened a claim or demand challenging the rights of NATCO or any of its Subsidiaries in respect of NATCO Intellectual Property or asserting that NATCO or any of its Subsidiaries is infringing or otherwise in conflict with Intellectual Property. None of the NATCO Intellectual Property is or has been the subject of Litigation within the last five years (whether or not resolved in favor of NATCO or any Subsidiary).

           (e) No Loss of Rights: NATCO's execution and delivery of this Agreement, and consummation of the Transactions, will not result in the loss of, or the creation of a Lien on, the rights of NATCO or any of its Subsidiaries with respect to any NATCO Intellectual Property.

           2.16 Taxes.

           (a) Tax Returns: Each of NATCO, its Subsidiaries, and any Consolidated Group has duly and timely filed all material Tax Returns that it must file and has duly and timely paid all material Taxes shown on those Tax Returns. Those Tax Returns are correct and complete in all material respects.

           (b) No Audits or Deficiencies: No audits or other administrative proceedings or court proceedings are pending with regard to any Taxes or a Tax Return of any of NATCO, its Subsidiaries or a Consolidated Group. To NATCO's Knowledge, none of NATCO or its Subsidiaries has received a notice of deficiency or assessment from a taxing authority with respect to liabilities for income or any other Taxes which has not been fully paid or finally settled, except as would not reasonably be expected to give rise to a material liability.

           (c) Other Tax Liability: Except as would not reasonably be expected to give rise to a material liability:

           (i) to NATCO's Knowledge, there is no liability for Taxes (other than Taxes of NATCO and its Subsidiaries) for which NATCO or any of its Subsidiaries would be held liable solely by reason of section 1.1502-6 of the Treasury Regulations or comparable provisions of any other Tax law or as a successor or transferee; and

           (ii) neither NATCO nor any of its Subsidiaries is a party to, bound by or has any obligation under a Tax sharing, allocation, indemnity or other similar agreement or arrangement entered into with any Person (other than NATCO and its Subsidiaries).

           2.17 Environmental Matters.

           (a) General: Except as disclosed in Disclosure Schedule 2.17, to NATCO's Knowledge:

           (i) NATCO and its Subsidiaries are and have been in material compliance with all Laws relating to pollution, the environment or the protection of human health and safety (including Laws relating to releases or threatened releases of Hazardous Materials into the environment)
("Environmental Laws"). NATCO and its Subsidiaries are in possession of, and in material compliance with, all Permits required under the Environmental Laws;

           (ii) neither NATCO nor any of its Subsidiaries has caused or taken any action that will result in, and neither NATCO nor any of its Subsidiaries is subject to, any material liability or obligation under any Environmental Law or any liability or obligation for environmental investigation, compliance, clean-up, removal, remediation or damage (including with respect to the off-site disposal or treatment of Hazardous Materials);

           (iii) no material work, repair, construction or capital expenditure is required or planned by NATCO or any of its Subsidiaries pursuant to or to comply with any Environmental Law; and

           (iv) NATCO has made available to Purchaser all environmental information (including all site assessments, compliance audits, notices of violation, allegations of non-compliance, studies and test results) in NATCO's or any of its Subsidiaries' possession, custody or control, or otherwise known to NATCO or any of its Subsidiaries.

           (b) Environmental Litigation: There is no Litigation pending nor, to NATCO's Knowledge, threatened that alleges a material violation by NATCO or its Subsidiaries of any Environmental Law relating to their properties or other assets, to the use or ownership of those properties or assets, or to their businesses and operations.

           2.18 Litigation. Except as disclosed in Disclosure Schedule 2.18, there is no Litigation pending, or to NATCO's Knowledge threatened, against NATCO or its Subsidiaries, or any of their assets, that is either material or related to asbestos. Neither NATCO nor any of its Subsidiaries is subject to a settlement or similar agreement with a Government Authority, or an order, judgment, decree, injunction or award of a Government Authority.

           2.19 Insurance. NATCO and its Subsidiaries maintain policies of insurance that are adequate to protect the business of NATCO and its Subsidiaries and in amounts customarily carried by Persons conducting similar business to NATCO and its Subsidiaries. These policies are in full force and effect, and all premiums due on them have been paid. NATCO and its Subsidiaries have complied in all material respects with those policies. To NATCO's Knowledge, there is no reason to believe that an insurer would not renew any of these policies on substantially the same terms and conditions, (except for generally applicable market-based increases in premiums) or would not do so if it knew of an event within NATCO's Knowledge but not known to the insurer.

           2.20 Affiliate Transactions. Disclosure Schedule 2.20 lists the material Contracts between NATCO or any Subsidiary of NATCO, on the one hand, and an Affiliate of NATCO or of a Subsidiary of NATCO, on the other hand.

           2.21 Brokers. No broker, finder, investment banker or other intermediary is entitled to a brokerage, finder's or other fee or commission in connection with the Transactions, based on arrangements made by or on behalf of NATCO or its Subsidiaries, that is or will be payable by NATCO or its Subsidiaries.

           2.22 No Other Representations or Warranties. Except for the representations and warranties in this Agreement, in the Ancillary Agreements (not including the Rights Agreement Amendment) and in the documents referred to in ARTICLE VII, NATCO makes no express or implied representation or warranty, and hereby disclaims any such express or implied representation or warranty, whether by NATCO or any of its Affiliates (or any of their respective Representatives) or any other Person, in connection with the delivery or disclosure to Purchaser (or any of its Representatives) or any other Person of any documentation or other information regarding NATCO and its Subsidiaries. Without limiting the generality of the foregoing, NATCO has not made, and shall not be deemed to have made, any representations or warranties (x) in any financial projection or forecast relating to NATCO and its Subsidiaries or (y) in documents or information other than this Agreement, the Ancillary Agreements and the documents referred to in ARTICLE VII, whether written or oral, with respect to NATCO and its Subsidiaries.

                                  ARTICLE III

                   PURCHASER'S REPRESENTATIONS AND WARRANTIES

                  Purchaser represents and warrants to NATCO as follows:

           3.1 Organization and Authorization.

           (a) Power to Enter into the Agreement: Purchaser is an exempted limited partnership duly organized, validly existing and in good standing under the laws of the Cayman Islands. It has the requisite partnership power and authority to execute and deliver this Agreement, the Ancillary Agreements and each other document to be executed and delivered by it under this Agreement or any Ancillary Agreement, and to consummate the Transactions to which it is a party.

           (b) Authorization: All action required on the part of Purchaser and its general and limited partners to authorize Purchaser's execution and delivery of this Agreement, the Ancillary Agreements and each other document to be executed and delivered by it under this Agreement or any Ancillary Agreement, and its consummation of the Transactions to which it is a party, has been taken.

           (c) Execution of the Agreement: Purchaser has duly executed and delivered this Agreement. Purchaser has, or by the time of execution and delivery by Purchaser at or before the Closing will have, duly executed and delivered each Ancillary Agreement and each other document to be executed and delivered by it under this Agreement or any Ancillary Agreement.

           (d) Agreement Binds Purchaser: Assuming due authorization, execution and delivery by the parties not affiliated with Purchaser, this Agreement is (and each Ancillary Agreement, and each other document purporting to impose an obligation on Purchaser to be executed and delivered by Purchaser under this Agreement or any Ancillary Agreement, when executed and delivered by Purchaser, will be) a legally valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms (subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law).

           3.2 No Conflicts; Consents and Approvals.

           (a) Transactions Will Not Create Conflicts: Neither Purchaser's execution and delivery of this Agreement, the Ancillary Agreements and each other document to be executed and delivered by it under this Agreement or any Ancillary Agreement, nor its consummation of the Transactions, will:

           (i) conflict with, or result in a breach of, Purchaser's Organizational Documents;

           (ii) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, give rise to a right of termination, cancellation, amendment or acceleration under, result in the imposition of a Lien under, or trigger a payment, vesting or increase in the amount of compensation or a benefit payable under, a material Contract or other material obligation to which Purchaser is a party or by which it or any of its assets is bound;

           (iii)      conflict with, or result in a breach of, the Law; or

           (iv) result in the termination, modification or nonrenewal of a Permit.

           (b) No Third Party Approvals: No Consent of a Government Authority or other Person is needed in connection with Purchaser executing, delivering and performing this Agreement, any Ancillary Agreement, or any other document to be executed and delivered by it under this Agreement or any Ancillary Agreement, or consummating the Transactions.

           3.3 Litigation. There is no Litigation pending, or to Purchaser's Knowledge threatened, against Purchaser which, individually or in the aggregate, if determined adversely to Purchaser, would constitute a LR Material Adverse Effect. Purchaser is not subject to a settlement or similar agreement with a Government Authority, or an order, judgment, decree, injunction or award of a Government Authority, that, individually or in the aggregate, constitutes a LR Material Adverse Effect.

           3.4 Brokers. No broker, finder, investment banker or other intermediary is entitled to a brokerage, finder's or other fee or commission in connection with the Transactions, based on arrangements made by or on behalf of Purchaser, that is or will be payable by NATCO or its Subsidiaries.

           3.5 Accredited Investor; Investment Purpose. Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act. Purchaser is buying the Convertible Preferred Shares, the Warrant, the Conversion Shares and the Warrant Shares for its own account and solely for investment, with no intention to resell or distribute those securities in breach of the Securities Act.

           3.6 Restrictions on Transfer. Purchaser understands that the Convertible Preferred Shares, the Conversion Shares, the Warrant and the Warrant Shares have not been registered under the Securities Act (or the securities laws of any state) and that they may only be sold or otherwise disposed of in one or more transactions registered under the Securities Act (and, where applicable, such state laws) or as to which an exemption from the registration requirements is available.

           3.7 No Ownership of Stock. Lime Rock Partners II, L.P. does not beneficially own (as determined under Rule 13d-3 under the Exchange Act or section 1(a) of the Rights Agreement) any capital stock of NATCO, nor is it party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any capital stock of NATCO or any security convertible into, or exercisable or exchangeable for, capital stock of NATCO (except this Agreement and the Ancillary Agreements).

                                  ARTICLE IV

              PURCHASER'S RIGHTS AND OBLIGATIONS AS SECURITYHOLDER

           4.1 Transfer of Securities; Legends.

           (a) Transfers Before the First Anniversary: Before the first anniversary of the Closing, Purchaser shall not directly or indirectly offer, sell, assign, transfer, grant a participation interest in, pledge, encumber or otherwise dispose of (including any disposition of voting or investment control over), or place in trust (voting or otherwise)

("Transfer") any Convertible Preferred Shares or the Warrant (or any interest in the Warrant) without NATCO's prior written consent.

           (b) Transfers On or After the First Anniversary: On and after the first anniversary of the Closing, Purchaser shall not directly or indirectly Transfer any Convertible Preferred Shares or the Warrant (or any interest in the Warrant) without NATCO's prior written consent. NATCO shall not unreasonably withhold its consent if Purchaser proposes to Transfer Convertible Preferred Shares or the Warrant (or an interest in the Warrant) to an Institutional Investor.

           (c) Transfer of Right to Elect a Director: Notwithstanding anything to the contrary in this Agreement, Purchaser shall not directly or indirectly Transfer the right to vote in the election or appointment of a director under section 4(c) of the Certificate of Designations without NATCO's prior written consent. NATCO shall not unreasonably withhold its consent if Purchaser proposes to Transfer Convertible Preferred Shares to an Institutional Investor. Before Transferring Convertible Preferred Shares to any Person in respect of whom NATCO has not granted such consent, Purchaser shall agree to such changes in the Certificate of Designations or to such grant or retention of proxies as shall be reasonably requested by NATCO to ensure that the Transferee does not have the right to vote in electing or appointing a director under section 4(c) of the Certificate of Designations.

           (d) Exceptions: Section 4.1(a), Section 4.1(b) and Section 4.1(c) shall not apply to any Transfer:

           (i) consisting of a conversion under section 8 or section 11 of the Certificate of Designations;

           (ii) to NATCO on a redemption under section 10 of the Certificate of Designations;

           (iii) to NATCO on Purchaser's exercise of any of its rights under section 11 of the Certificate of Designations; or

           (iv) to Purchaser's general and limited partners on Purchaser's liquidation, dissolution or winding up, or otherwise in a distribution to those partners, if in each case those partners agree in writing to be bound by Purchaser's obligations under this Agreement and the Ancillary Agreements.

           (e) Warrant Transferred with Convertible Preferred Shares: Purchaser may only Transfer Convertible Preferred Shares or the Warrant (or an interest in the Warrant) if, at the same time, it Transfers to the Transferee an interest in the Warrant or Convertible Preferred Shares, as the case may be, such that, after the Transfer, the ratio of the number of Purchaser's Convertible Preferred Shares to the number of Warrant Shares for which the interest in the Warrant held by Purchaser is exercisable is the same as such ratio immediately before the Transfer.

           (f) Attempted Transfers. Attempts to Transfer Convertible Preferred Shares or the Warrant (or any interest in the Warrant) in breach of this
Section 4.1 shall be void ab initio, and neither NATCO nor any transfer agent shall give effect in NATCO's stock records to such attempted Transfers.

           (g) Legends:

           (i) Each certificate representing Convertible Preferred Shares, Conversion Shares or Warrant Shares and each Warrant (except those which have been transferred in a transaction registered under the Securities Act or exempt from the registration requirements of the Securities Act) shall bear the following legend:

                                  "THE SECURITIES REPRESENTED BY THIS
                                  [CERTIFICATE] [WARRANT] HAVE NOT BEEN
                                  REGISTERED UNDER THE SECURITIES ACT OF 1933
                                  OR THE SECURITIES LAWS OF ANY STATE AND MAY
                                  NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT
                                  PURSUANT TO AN EFFECTIVE REGISTRATION
                                  STATEMENT UNDER THAT ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF THAT ACT AND THOSE LAWS."

           (ii) In addition, each certificate representing Convertible Preferred Shares and each Warrant shall bear the following legend:

                                  "THE SECURITIES REPRESENTED BY THIS
                                  [CERTIFICATE][WARRANT] ARE SUBJECT TO
                                  RESTRICTIONS ON TRANSFER AND CAN BE
                                  TRANSFERRED ONLY PURSUANT TO THE TERMS OF A
                                  SECURITIES PURCHASE AGREEMENT DATED AS OF
                                  MARCH 13, 2003 AMONG THE COMPANY AND LIME
                                  ROCK PARTNERS II, L.P."

           (h) Unlegended Securities: At Purchaser's request, NATCO will exchange certificates or the Warrant with the legend in Section 4.1(g)(i) for certificates or a Warrant without this legend at any time after:

           (i) the securities represented by those certificates or Warrant have been sold to the public under an effective registration statement under the Securities Act or Rule 144;

           (ii) the issuance is otherwise permitted under the Securities Act, the holder of those securities has given NATCO an opinion of counsel to this effect and that holder requests such a certificate or Warrant from NATCO; or

           (iii) those securities represented by that certificate or the Warrant have been beneficially owned by a Person for a period of at least two years (or such shorter period applying under Rule 144(k) under the Securities Act or any successor to it), and as of the date of determination of that two year period, that Person has not been an affiliate of NATCO for at least three months, all as determined under Rule 144.

           4.2 Directors Appointed by Purchaser.

           (a) Clayton Act: Purchaser shall not elect or appoint any person to the Board under the Certificate of Designations if that person's inclusion on the Board would violate section 8 of the Clayton Act, 15 U.S.C.ss.19.

           (b) Directors' Rights and Benefits: NATCO shall ensure that, once elected or appointed to the Board, directors elected or appointed by Purchaser under the Certificate of Designations receive the rights and benefits granted to the other non-management NATCO directors, on terms at least as favorable as those applying to such other NATCO directors (including rights to fees, reimbursement of expenses, indemnification and grants of stock and options).

           4.3 Board Observer and Information.

           (a) Right to Appoint Board Observer and to Consult Management: If the holders of Convertible Preferred Shares are no longer entitled to elect or appoint a director under section 4(c) of the Certificate of Designations then, for so long as Purchaser owns Convertible Preferred Shares and shares of Common Stock that together represent 50% or more of the number of shares of Common Stock into which the Convertible Preferred Shares issued on the Closing Date were convertible (as adjusted to reflect any stock split, combination, reclassification or similar event) and no merger, consolidation or recapitalization constituting a Change of Control has occurred, then Purchaser is entitled to:

           (i) appoint an observer to the Board (and to remove this person, and to appoint another person in his or her place from time to time); and

           (ii) discuss NATCO's and its Subsidiaries' significant affairs with, and to make proposals and give advice with respect to these matters to, NATCO's principal officers to the same extent that NATCO's non-management directors may do so.

Each observer appointed by Purchaser shall enter into a confidentiality agreement with NATCO on customary terms.

           (b) Board Observer: NATCO will ensure that the observer that Purchaser appoints to the Board under Section 4.3(a):

           (i) receives notice of, and has the right to attend, Board meetings;

           (ii) receives materials distributed to members of the Board in connection with Board meetings;

           (iii) does not count in determining whether there is a quorum present at a Board meeting; and

           (iv)       is not entitled to vote on matters voted on by the Board.

           (c) Rights Personal to Purchaser: Notwithstanding anything to the contrary in this Agreement, Purchaser may not assign any of its rights under this Section 4.3, and any such assignment shall be void ab initio.

           4.4 Bylaws. NATCO shall take, or cause to be taken, all lawful action needed to ensure that its bylaws do not conflict with this Agreement and the Transactions.

           4.5 Remedies for Default in Paying Dividends on Convertible Preferred Shares. While the Domestic Loan Agreement remains in effect, the sole remedies of the holders of Convertible Preferred Shares by reason of the commencement of the Default Period (as defined in the Certificate of Designations) are the increase of the dividend rate under section 3(a) and section 3(e) of the Certificate of Designations, the right to elect or appoint a direction under section 4(d) of the Certificate of Designations and the restrictions in section 3(d) and section 5 of the Certificate of Designations.

                                   ARTICLE V

                               NATCO'S COVENANTS

           5.1 General Conduct of Business. Except as expressly permitted or required by this Agreement or with Purchaser's written consent (not to be unreasonably withheld), from the date of this Agreement through the Closing Date, NATCO shall (and shall cause each of its Subsidiaries to):

           (i) carry on its business in the ordinary course of business consistent with past practice; and

           (ii) use commercially reasonable efforts to preserve its relationships with customers, suppliers and others having business dealings with it, and keep available the present services of its employees.

           5.2 Prohibited Actions. Except as expressly permitted or required by this Agreement, disclosed in Disclosure Schedule 5.2 or with Purchaser's written consent (not to be unreasonably withheld), from the date of this Agreement through the Closing Date, NATCO shall not (and shall cause each of its Subsidiaries not to):

           (i)        Organizational Documents: amend its Organizational
                      Documents;

           (ii) Dividends: declare or pay a dividend or make a distribution;

           (iii) Capital Stock: issue capital stock or voting securities (other than capital stock issuable (x) on exercise of options, warrants and rights outstanding as of the date of this Agreement (y) on exercise of any options issued after the date of this Agreement under employee stock option plans and similar plans existing as of the date of this Agreement and (z) under the Rights Agreement), or securities convertible into or exchangeable or exercisable for, or options, warrants or rights relating to, capital stock or voting securities (other than options issuable under employee stock option plans and similar plans existing as of the date of this Agreement and capital stock issuable under the Rights Agreement), redeem or otherwise acquire shares of its capital stock, or split, combine or reclassify shares of its capital stock;

           (iv) Incur Liabilities: incur or guarantee liabilities, obligations or indebtedness, other than:

                      (A) those incurred or guaranteed in the ordinary course of business consistent with past practice and in an aggregate amount that would not be material to NATCO and its Subsidiaries, taken as a whole; and

                      (B) guarantees and borrowings under the Domestic Loan Agreement, or under the International

                                 Revolving Loan Agreement, at times and in amounts consistent with past practice;

           (v) Cancel Indebtedness: cancel indebtedness that is material (individually or in the aggregate) or waive claims or rights of substantial value;

           (vi) Material Contracts: enter into, amend, breach, terminate or take action impairing its rights under a Contract that would be required to be listed in Disclosure Schedule
                      2.12 if in effect on the date of this Agreement except for:

                      (A)        amendments that do not adversely affect NATCO;
                                 and

                      (B)        entering into new customer Contracts;

           (vii) Dispose of Assets: sell or otherwise dispose of any material assets, other than (x) in the ordinary course of business consistent with past practice and (y) sales or other dispositions of obsolete equipment;

           (viii) Mergers and Acquisitions: merge or consolidate with, purchase substantially all the assets of, or otherwise acquire, a business or corporation, partnership, association or other business organization or division;

           (ix) Representations and Warranties: take any action, or omit to take any action, which action or omission would result in a breach of a representation or warranty in ARTICLE II; or

           (x)        Other: agree or commit to do any of the foregoing.

           5.3 Access and Information. From the date of this Agreement through the Closing Date, NATCO shall (and shall cause each of its Subsidiaries and its and its Subsidiaries' Representatives to):

           (i) during normal business hours, on reasonable notice and in such manner as will not unreasonably interfere with the conduct of NATCO's business, make available to Purchaser and its Representatives the documents and information relating to the properties, assets and business of NATCO and its Subsidiaries that Purchaser from time to time reasonably requests (and copies of any of these documents or this information that Purchaser requests);

           (ii) give Purchaser copies of the press releases and public filings made by NATCO and its Subsidiaries after the date of this Agreement; and

           (iii) use commercially reasonable efforts to keep Purchaser generally informed about the business of NATCO and its Subsidiaries.

           5.4 Reservation of Common Stock for Conversion and Exercise.

           (a) NATCO shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance on the conversion of the Convertible Preferred Shares and exercise of the Warrant, the number of Conversion Shares issuable on conversion of the outstanding Convertible Preferred Shares not previously converted and the number of Warrant Shares for which the Warrant may still be exercised.

           (b) On any increase in the number of shares of Common Stock into which the Convertible Preferred Shares are convertible, NATCO shall take such steps as may be necessary to authorize, and shall reserve, a sufficient number of additional shares of Common Stock solely to permit the conversion in full of the Convertible Preferred Shares into Conversion Shares. On conversion of any Convertible Preferred Shares into Conversion Shares in accordance with the Certificate of Designations, such Conversion Shares will be validly issued and outstanding, fully paid and nonassessable, and will have the voting and other rights of Common Stock.

           (c) On any increase in the number of shares of Common Stock for which the Warrant is exercisable, NATCO shall take such steps as may be necessary to authorize, and shall reserve, a sufficient number of additional shares of Common Stock solely to permit the exercise in full of the Warrant into Warrant Shares. Assuming Purchaser pays the exercise price (whether in cash or by way of a "cashless exercise"), on exercise of the Warrant for Warrant Shares in accordance with the Warrant's terms, such Warrant Shares will be validly issued and outstanding, fully paid and nonassessable, and will have the voting and other rights of Common Stock.

           5.5 Listing. Promptly after the date of this Agreement, NATCO shall file a supplemental listing application for the issuance of the Conversion Shares and the Warrant Shares, and use all commercially reasonable efforts to obtain the New York Stock Exchange's written confirmation that it has approved the Conversion Shares and the Warrant Shares for listing (subject to official notice of issuance).

           5.6 Constructive Distributions.

           (a) Subject to later determinations under the Law, the Parties acknowledge and agree that it is their present intent to treat the Convertible Preferred Shares as not giving rise to constructive distributions under section 305(c) of the Code by reason of Treasury Regulation section 1.305-5(b) as a result of any difference between the issue price and redemption price of the Convertible Preferred Shares for U.S. federal income tax purposes. However, if any such constructive distributions are found to exist by any taxing authority, Purchaser shall defend, indemnify and hold harmless NATCO from and against, and pay or reimburse NATCO for, any withholding taxes imposed as a result of NATCO's failure to withhold with respect to such constructive distribution (including any interest and penalties on such withholding tax). NATCO will give Purchaser the opportunity to contest any such finding by any taxing authority and will reasonably cooperate with Purchaser in that connection. So long as the Convertible Preferred Shares are outstanding, any indemnity for such withholding taxes shall be funded in the manner contemplated by the last sentence in Section 5.6(d) (or, to the extent necessary, as provided in Section 5.6(e)).

           (b) If either Party subsequently determines in good faith that it is required under the Law (x) to treat the Convertible Preferred Shares as giving rise to constructive distributions under section 305(c) of the Code or (y) to treat any amounts paid to Purchaser in respect of the Convertible Preferred Shares as dividends for U.S. federal income tax purposes (or withhold any amounts from the amounts paid to Purchaser in respect of the Convertible Preferred Shares) other than cash dividends that are declared by the Board and paid as provided in section 3(a) of the Certificate of Designations, then such Party shall notify the other Party of that determination promptly after making that determination.

           (c) NATCO will withhold from each payment to Purchaser any amount required by Law unless NATCO is not required to withhold as a result of Purchaser providing the appropriate IRS Form (e.g., W-8, W-8IMY or W-9) duly executed and accompanied by any required supporting documentation. However, NATCO will not withhold with respect to any action or event that could result in a constructive distribution under section 305(c) of the Code by reason of Treasury Regulation section 1.305-5(b) to the extent that Purchaser provides NATCO with an opinion reasonably satisfactory to NATCO from nationally recognized tax counsel that withholding is not required with respect to such action or event or that there is no constructive distribution.

           (d) If NATCO withholds with respect to any constructive distribution under section 305(c) of the Code, NATCO shall fund the amount of such required withholding in cash and timely pay such amount to the appropriate taxing authority. With respect to withholding required with respect to any constructive distribution under section 305(c) of the Code that is reflected in or increases the Face Value (as defined in the Certificate of Designations) of or accrued dividends on the Convertible Preferred Shares, at the election of NATCO, (x) either the Face Value or the amount of any accrued dividends with respect to the Convertible Preferred Shares (to the extent so reflected or increased), or (y) future cash distributions to Purchaser, shall be reduced by the amount of such withholding, and the Parties shall treat the amount withheld as if it had actually been distributed with respect to the Convertible Preferred Shares. However, in lieu of reducing the Face Value or accrued dividends, Purchaser may elect by providing notice to NATCO to pay the amount of such withholding in cash within 90 days from the date that such withholding was required to be paid to the relevant taxing authority (together with interest at 10% per annum from such date to the date of payment by Purchaser). With respect to withholding required with respect to any other constructive distribution, NATCO shall be permitted to reduce future cash distributions to Purchaser by the amount of such withholding.

           (e) If the Convertible Preferred Shares are converted into Common Stock before NATCO has recovered the full amount owed to NATCO as a result of its payment to the taxing authority under this Section 5.6, then the number of shares of Common Stock deliverable to Purchaser on conversion shall be reduced by a number of shares of Common Stock having a value (valued at the Current Per Share Market Price as defined in the Certificate of Designations) equal to the unpaid balance.

           5.7 Number of Convertible Preferred Shares Redeemed.

           (a) If NATCO requests a redemption of any Convertible Preferred Shares under section 10 of the Certificate of Designations, at the written request of Purchaser, NATCO will, in connection with each such redemption, redeem no fewer than the number of shares certified to by Purchaser as being the minimum amount necessary to cause the redemption to qualify as "substantially disproportionate" within the meaning of section 302(b)(2) of the Code (and Purchaser shall provide such documentation as is reasonably satisfactory to NATCO to support Purchaser's determination of such minimum amount).

           (b) If, in the case of any such redemption, Purchaser determines that a redemption of all the Convertible Preferred Shares would not so qualify (and Purchaser provides such documentation as is reasonably satisfactory to NATCO to support Purchaser's determination), NATCO will repurchase from Purchaser (at a price equal to the excess of the value of the underlying shares of Common Stock (valued at the Current Per Share Market Price as defined in the Certificate of Designations) over the exercise price) that part of the Warrant representing the right to buy that number of shares certified to by Purchaser as being the minimum amount necessary to cause the redemption to qualify as "substantially disproportionate" within the meaning of section 302(b)(2) of the Code.

           (c) Notwithstanding Section 5.7(a) and Section 5.7(b), NATCO may redeem a number of Convertible Preferred Shares or repurchase part of the Warrant representing the right to buy a number of Warrant Shares, as the case may be, less than the amount certified to by Purchaser if NATCO provides an opinion from nationally recognized tax counsel reasonably satisfactory to Purchaser that a redemption of the lesser amount will result in exchange treatment for Purchaser under section 302(b) of the Code.

           (d) If any proposed redemption of Convertible Preferred Shares by NATCO cannot be made to qualify as "substantially disproportionate" within the meaning of section 302(b) of the Code as described in this Section 5.7, or NATCO does not deliver the opinion of counsel described in Section 5.7(c) with respect to such proposed redemption, such redemption shall not be made without Purchaser's consent.

                                  ARTICLE VI

                        COVENANTS OF NATCO AND PURCHASER

           6.1 Public Announcements.

           (a) Promptly following the execution of this Agreement, NATCO shall distribute to the press a press release, reasonably satisfactory in form and substance to Purchaser, announcing the general terms of the Transactions.

           (b) Except as required by Section 6.1(a), before the Closing, except as required by the Law, neither Party shall (and shall ensure that its Affiliates, stockholders, partners and Representatives do not) make a public announcement or public disclosure in respect of this Agreement or the Transactions without the other Party's prior consent (not to be unreasonably withheld). If a Party is required by Law to make such a public announcement or public disclosure, it shall use commercially reasonable efforts to consult with the other Party on the announcement or disclosure before it is made.

           6.2 Further Actions. Subject to the terms and conditions of this Agreement, each Party shall use all commercially reasonable efforts to do the things needed or appropriate to consummate the Transactions as promptly as possible, including:

           (i) filing or supplying the applications, notifications and information that it must file or supply under the Law, and give reasonable undertakings in connection with these;

           (ii) obtaining the Consents needed or appropriate to consummate the Transactions; and

           (iii) coordinating and cooperating with the other Party in exchanging the information and supplying the reasonable assistance reasonably requested by the other Party.

           6.3 Notification of Certain Matters. Through the Closing:

           (i) each Party ("Notifying Party") shall give prompt notice to the other Party of:

                      (A) the occurrence or non-occurrence of an event which would cause a representation or warranty of the Notifying Party in this Agreement to be inaccurate in a material respect at a Closing Date, or a condition in ARTICLE VII not to be satisfied;

                      (B) a material failure of the Notifying Party to perform an obligation that it must perform under this Agreement; and

           (ii) NATCO shall give prompt notice to Purchaser of matters that, individually or in the aggregate, constitute a NATCO Material Adverse Effect or breaches of Section 5.1 or Section 5.2; and

           (iii) Purchaser shall give prompt notice to NATCO of matters that, individually or in the aggregate, constitute a LR Material Adverse Effect.

           6.4 Supplemental Disclosure. NATCO has the right, from time to time, at any time at least two Business Days before the Closing, to give Purchaser supplements to the Disclosure Schedules with respect to any matter that arises after the date of this Agreement and that would have been required or permitted to be disclosed in the Disclosure Schedules had the matter existed as of the date of this Agreement. This supplemental disclosure will be disregarded in determining whether the conditions to the Closing have been satisfied as of the Closing Date, but will be given effect for the purposes of determining whether NATCO has breached its representations and warranties for the purposes of
ARTICLE IX.

           6.5 Confidentiality.

           (a) General Confidentiality Obligation: If the Closing occurs, and subject to Section 6.5(b), Section 6.5(c) and Section 6.5(d), each of Purchaser and NATCO agrees that it will, and will cause its respective Affiliates and Representatives to:

           (i) keep confidential the information, documents and instruments delivered to it by the other Party and the other Party's Affiliates and Representatives, whether before, on or after the date of this Agreement, in connection with negotiating, preparing, executing and delivering this Agreement and the Ancillary Agreements and performing the Parties' obligations under this Agreement and the Ancillary Agreements; and

           (ii) only disclose such information, documents and instruments to those of its Affiliates and Representatives that have a need to know such information, documents and instruments and have been informed of their confidential nature.

           (b) General Exceptions: Section 6.5(a) does not apply to any information, document or instrument that:

           (i) is already in the receiving Party's possession when it receives it from the disclosing Party, or becomes available to the receiving Party from a source other than the disclosing Party (provided that it was lawfully obtained and is not known by the receiving Party to be subject to another confidentiality agreement with, or other obligation of secrecy to, the disclosing Party or another Person); or

           (ii) becomes generally available to the public other than directly or indirectly as a result of a disclosure by the receiving Party or any of the receiving Party's Affiliates or Representatives.

           (c) Disclosure Required by Law: If a Party is requested or is required by Law (including by way of interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose information, documents and instruments required to be kept confidential under Section 6.5(a), it shall to the extent permitted by Law give the other Party prompt notice of this request or requirement so that the other Party may consider seeking a protective order. If, in the absence of a protective order, the Party requested or required to disclose is, in the opinion of its independent counsel, compelled to disclose such information, documents or instruments to a tribunal or to any other Person or else be in breach of the Law, stand liable for contempt or suffer other material censure or penalty, that Party may disclose such information, documents or instruments to the tribunal or other Person.

           (d) Disclosure under Treasury Regulations: Each Party authorizes the other to disclose the information, documents and instruments regarding the structure and tax aspects of the Transactions to the extent required by section 6011 of the Code and the Treasury Regulations under the Code in order to avoid the Transactions being treated as a "Confidential Transaction" as defined by the Treasury Regulations.

6.6 Further Assurances. Following the Closing, each Party shall sign and deliver the additional documents and take the other actions needed, or otherwise reasonably requested by the other Party, to confirm and assure the rights and obligations in this Agreement and the Ancillary Agreements, and to make the consummation of the Transactions effective.

                                  ARTICLE VII

                               CLOSING CONDITIONS

           7.1 Conditions to Each Party's Obligations. Each Party's obligation to consummate the Transactions to be consummated at the Closing is subject to the fulfillment, on or before the Closing Date, of the following conditions (any or all of which may be waived, in whole or in part, in writing to the extent permitted by Law):

           (i) No Injunction, etc.: Consummation of the Transactions has not been restrained, enjoined or otherwise prohibited or made illegal by the Law. No Government Authority has enacted a Law making the consummation of the Transactions illegal, and no proceeding with respect to the application of such a Law is pending.

           (ii) Consents: All Consents of Government Authorities and other third parties needed to consummate the Transactions (including all Consents listed in Disclosure Schedule 2.4) have been obtained and are in full force and effect.

           (iii) Listing Approval: The New York Stock Exchange has given NATCO written confirmation that it has approved the Conversion Shares and the Warrant Shares for listing, subject to official notice of issuance.

           (iv) Registration Rights Agreement: The Parties have entered into a registration rights agreement in form and substance reasonably satisfactory to the Parties which remains in full force and effect ("Registration Rights Agreement").

           (v) Rights Agreement Amendment: NATCO and ChaseMellon Shareholder Services, L.L.C., as rights agent, have entered into an amendment to the Rights Agreement, dated as of May 15, 1998, ("Rights Agreement Amendment") in form and substance reasonably satisfactory to the Parties which, among other things, permits Purchaser to be the beneficial owner (as defined in the Rights Agreement) of 20% of the shares of Common Stock without being an "Acquiring Person" (as defined in the Rights Agreement) and which remains in full force and effect, and NATCO has given Purchaser a copy of the executed Rights Agreement Amendment.

           7.2 Conditions to Purchaser's Obligations. Purchaser's obligation to consummate the Transactions to be consummated at the Closing is subject to the fulfillment (or waiver by Purchaser), on or before the Closing Date, of the following additional conditions, which NATCO agrees to use all commercially reasonable efforts to cause to be fulfilled:

           (i) NATCO's Representations and Warranties: NATCO's representations and warranties in this Agreement and in the Ancillary Agreements to which it is a party are true and correct in all respects (in the case of representations and warranties with a materiality qualification) or in all material respects (in the case of other representation and warranties) as of the date of this Agreement and as of the Closing Date with the same effect in each case as though made on and as of the Closing Date (except in each case for representations and warranties expressly relating only to an earlier date, which are instead so measured on and as of such earlier date).

           (ii) NATCO's Obligations: NATCO has performed in all material respects the obligations under this Agreement that it must perform before the Closing.

           (iii) Form 10-K: NATCO has filed its Annual Report on Form 10-K for the 2002 fiscal year which contains an audited balance sheet for NATCO and its Subsidiaries as of December 31, 2002 and audited consolidated statements of income and cash flow for the twelve months ended December 31, 2002, and notes to those statements, that are, in all material respects, the same as those given to Purchaser under Section 2.8(b). That Annual Report on Form 10-K contains all certifications of officers required under the Law which have been made by each person occupying the office of chief executive officer or chief financial officer during the 2002 fiscal year.

           (iv) Board of Directors: The Board includes a director nominated or designated by Purchaser.

           (v) Certificate of Designations: The Certificate of Designations is in full force and effect and has been filed with the Secretary of State for the State of Delaware, and NATCO has given Purchaser a copy of the Certificate of Designations certified by the Secretary of State.

           (vi) Warrant: NATCO has executed and delivered to Purchaser the Warrant;

           (vii) Counsel's Opinion: Purchaser has received the opinion of counsel to NATCO, dated the Closing Date, in form and substance reasonably satisfactory to Purchaser.

           (viii) Other Parties: Since the date of this Agreement, no Person or "group" (as defined in the Exchange Act) has disclosed in a Schedule 13D or similar document filed with the SEC that it has acquired beneficial ownership of more than 15% of NATCO's outstanding voting securities nor, to NATCO's Knowledge, has any such Person or "group" acquired beneficial ownership of more than 15% of NATCO's outstanding voting securities. Since the date of this Agreement, no Person has entered into an agreement or arrangement with NATCO (whether or not legally binding) with respect to a tender or exchange offer for any shares of Common Stock or a merger, consolidation or other business combination involving NATCO or any of its Subsidiaries or has commenced or announced an intention to commence a tender or exchange offer for any shares of Common Stock.

           (ix) Officer's Certificate: An officer or officers of NATCO have executed and delivered to Purchaser a certificate or certificates certifying the matters in Section 7.2(i),
                      Section 7.2(ii), Section 7.2(iv) and Section 7.2(viii).

           (x) No NATCO Material Adverse Effect: Since the date of this Agreement, no event, occurrence, fact, condition, change, development or effect has occurred that constitutes a NATCO Material Adverse Effect (but, solely for the purpose of this Section 7.2(x), disregarding the exceptions in the definition of NATCO Material Adverse Effect that refer to a state of facts, event, change or effect generally applying to the United States economy or securities, financial or capital markets).

           7.3 Conditions to NATCO's Obligations. NATCO's obligation to consummate the Transactions to be consummated at the Closing is subject to the fulfillment (or waiver by NATCO), on or before the Closing Date, of the following additional conditions, which Purchaser agrees to use all commercially reasonable efforts to cause to be fulfilled:

           (i) Purchaser's Representations and Warranties: Purchaser's representations and warranties in this Agreement and in the Ancillary Agreements to which it is a party are true and correct in all respects (in the case of representations and warranties with a materiality qualification) or in all material respects (in the case of other representations and warranties) as of the date of this Agreement and as of the Closing Date with the same effect in each case as though made on and as of the Closing Date (except in each case for representations and warranties expressly relating only to an earlier date, which are instead so measured on and as of such earlier date).

           (ii) Purchaser's Obligations: Purchaser has performed in all material respects the obligations under this Agreement that it must perform before the Closing.

           (iii) Officer's Certificate: An officer or officers of Purchaser have executed and delivered to NATCO a certificate or certificates certifying the matters in
                      Section 7.3(i) and Section 7.3(ii).

                                 ARTICLE VIII

                                  TERMINATION

           8.1 Termination. This Agreement may be terminated before the Closing
Date:

           (i) Mutual Agreement: by the written agreement of the Parties;

           (ii) Lapse of Time: by either Party giving notice to the other Party after May 13, 2003 if the Closing has not occurred by then (unless due to a material breach of this Agreement by the Party giving notice); or

           (iii) Material Breach: by either Party giving notice to the other Party if the other Party has materially breached any of its representations, warranties or obligations under this Agreement and (if not a willful breach) has not cured this breach within 15 Business Days of receiving notice of the breach from the Party seeking to terminate, and the Party giving notice to terminate is not itself in material breach of its representations, warranties or obligations under this Agreement.

           8.2 Effect of Termination. If this Agreement terminates under
Section 8.1, this Agreement will be void and have no effect, without any liability to any Person in respect of this Agreement or of the Transactions on the part of a Party, or its Affiliates, stockholders, partners or Representatives, except for ARTICLE X and except for any liability resulting from the Party's breach of this Agreement before this Agreement terminated. However, except in the case of fraud or a willful breach of covenant, a Party's liability if this Agreement terminates under Section 8.1 is limited to the amount of the other Party's reasonable out-of-pocket expenses incurred in connection with this Agreement before the termination or incurred in connection with the termination of this Agreement.

                                  ARTICLE IX

                                INDEMNIFICATION

           9.1 Indemnification by NATCO. From and after the Closing Date, NATCO shall defend, indemnify and hold harmless Purchaser, its Affiliates and partners, and all such Persons' Representatives ("LR Indemnitees") from and against, and pay or reimburse the LR Indemnitees for, any liabilities, obligations, losses, commitments, costs, deficiencies or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims), including out-of-pocket expenses and reasonable fees and expenses of attorneys, accountants, consultants and expert witnesses incurred in investigating or defending these or in asserting any of their rights under this Agreement or an Ancillary Agreement, ("Losses") resulting from or arising out of:

           (i) a breach of a representation or warranty when made or deemed made by NATCO under this Agreement or an Ancillary Agreement; or

           (ii) a breach of an obligation of NATCO under this Agreement or an Ancillary Agreement.

           9.2 Indemnification by Purchaser. From and after the Closing Date, Purchaser shall defend, indemnify and hold harmless NATCO, its Affiliates and stockholders, and all such Persons' Representatives ("NATCO Indemnitees") from and against, and pay or reimburse the NATCO Indemnitees for, any Losses resulting from or arising out of:

           (i) a breach of a representation or warranty when made or deemed made by Purchaser under this Agreement or an Ancillary Agreement; or

           (ii) a breach of an obligation of Purchaser under this Agreement or an Ancillary Agreement.

           9.3 Third Party Claims. If a third party asserts a claim against a Person entitled to indemnification under this Agreement ("Indemnified Party"):

           (i) Notice of Claim: The Indemnified Party shall give notice to the Party required to provide indemnification ("Indemnifying Party") promptly after gaining actual knowledge of the claim as to which indemnity may be sought. If the Indemnified Party does not give this notice, the Indemnifying Party must still fulfill its indemnification obligations except to the extent that this failure actually and materially prejudices the Indemnifying Party.

           (ii) Indemnifying Party Defends Claim: Subject to Section 9.3(v), the Indemnifying Party (at its own expense) may assume the defense of the claim or Litigation resulting from the claim, with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party may participate in that defense at its own expense.

           (iii) Settlements: Subject to Section 9.3(v), the Indemnifying Party shall not consent to entry of a judgment, or enter into a settlement, without the Indemnified Party's prior written consent, unless:

                      (A) the judgment or settlement is only for monetary damages which the Indemnifying Party pays in full;

                      (B) the Indemnifying Party does not admit responsibility on the Indemnified Party's behalf; and

                      (C) each claimant or plaintiff unconditionally releases the Indemnified Party from all liability to it arising from the matter which is the subject of the claim.

           (iv) Indemnifying Party Does Not Defend: If the Indemnifying Party does not accept the defense of any matter as provided above, the Indemnified Party may defend against the claim and may settle the claim with the Indemnifying Party's prior written consent (not to be unreasonably withheld).

           (v) Indemnified Party Assumes Control of Defense: The Indemnified Party may take over and assume control of the defense of the claim or Litigation resulting from the claim, or seek a settlement, if, in its reasonable judgment and in the written opinion of its counsel:

                      (A) there is a conflict of interest between the Indemnifying Party and the Indemnified Party in conducting the defense or seeking the settlement through use of a single counsel; or

                      (B) the Indemnified Party has defenses and counterclaims different from, or additional to, the Indemnifying Party's defenses and counterclaims and which could be materially adverse to the Indemnifying Party, and the Indemnifying Party must pay the reasonable fees and expenses of one (but no more than one) such counsel to all Indemnified Parties in respect of that claim or litigation.

           (vi) Cooperation: Each Party shall cooperate in defending any claim or Litigation subject to this Section 9.3 and make its records relating to the defense available to the others (except communications subject to attorney-client privilege or otherwise subject to a pre-existing confidentiality obligation).

           9.4 Tax Treatment of Adjustments. For all Tax purposes, Purchaser and NATCO shall treat any indemnity payment made under Section 9.1 or Section
9.2 as an adjustment to the purchase price paid under Section 1.1. However, to the extent that the receipt of an indemnity payment under this Agreement is not treated as a purchase price adjustment, the Indemnified Party shall be indemnified and held harmless for any Tax consequences arising from the receipt or accrual of an indemnity payment under this Agreement (including any payment under this Section 9.4).

           9.5 Tax Adjustments.

           (a) Any Losses for which indemnification is provided under this Agreement shall be reduced (at the time and in the manner discussed in Section 9.5(b)) by any actual Tax Benefit arising from the payment of the claim that gave rise to the Party making an indemnity payment. If an Indemnified Party realizes any such Tax Benefit, then the Indemnified Party shall pay an amount to the Indemnifying Party equal to the Tax Benefit realized, provided that if an amount payable by the Indemnified Party is reduced by the amount of such Tax Benefit and there is a disallowance of such Tax Benefit by a taxing authority (based on a reasonable and good faith determination by the Indemnified Party) such that the Indemnified Party is not entitled to all or any portion of such Tax Benefit, then the Indemnifying Party shall pay to the Indemnified Party the amount of the Tax Benefit that was disallowed.

           (b) A Tax Benefit will be considered to be realized for purposes of this Section 9.5 on (x) the date on which the Tax Benefit is received as a refund of Taxes, or

(y) to the extent that the Tax Benefit is not received as a refund of Taxes but rather is claimed as an item that reduces liability for Taxes (on a with and without basis), the due date (including extensions) of the Tax Return that reflects such change in liability for Taxes. Notwithstanding anything in this Agreement to the contrary, the Indemnified Party shall determine whether, for purposes of this Section 9.5, a Tax Benefit is available to the Indemnified Party in respect of the relevant indemnifiable claim, provided that such determination shall be reasonable and shall be made in good faith. The Indemnifying Party shall have opportunity to reasonably review the Indemnified Party's calculation of the Tax Benefit realized (including a calculation pursuant to which it is determined that there is no Tax Benefit available to the Indemnified Party), provided that such review shall in no event relate to the Indemnified Party's determination of how to report any items on its Tax Return. If requested by the Indemnifying Party, the Indemnified Party will provide a letter from the Indemnified Party's accountants stating that the Indemnified Party's calculation is consistent with the reporting of the relevant items on the Indemnified Party's Tax Return.

           9.6 Time in Which to Bring Representation and Warranty Claims.

           (a) Expiration Dates: The representations and warranties in this Agreement shall survive the execution and delivery of this Agreement, any examination by or on behalf of the Parties and the completion of the Transactions, and expire as follows:

           (i) the representations and warranties in Section 2.1 (Organization and Authorization), Section 2.2 (Capitalization), Section 2.3 (Subsidiaries and Ownership Interests), Section 2.7 (Offering Valid), Section 3.1 (Organization and Authorization) and Section 3.5 (Accredited Investor; Investment Purpose) will survive indefinitely;

           (ii) the representations and warranties in Section 2.16 (Taxes) will expire 30 days after the statute of limitations period;

           (iii) the representations and warranties in Section 2.17 (Environmental Matters) will expire five years after the date of this Agreement; and

           (iv) the other representations and warranties in this Agreement (except those in Section 5.4) will expire 14 months after the Closing Date.

           (b) Effect of Expiration Dates: No LR Indemnitee nor NATCO Indemnitee can bring a claim under Section 9.1(i) or Section 9.2(i) in respect of a breach of a representation or warranty after that representation or warranty has expired under Section 9.6(a). After that expiration date, a LR Indemnitee or NATCO Indemnitee can continue to pursue a claim brought or noticed before the expiration date. The expiration dates in Section 9.6(a) supersede any statutes of limitation that otherwise apply.

           9.7 Limitations on Indemnification. Neither Party is obligated to indemnify LR Indemnities or NATCO Indemnitees, as the case may be, under this
ARTICLE IX unless the aggregate amount of Losses sustained by the LR Indemnitees or the NATCO Indemnitees, as the case may be, exceeds $250,000 and, in such event, the indemnifying Party shall indemnify only for Losses in excess of $250,000. In no event shall the total indemnification to be paid by a Party under this ARTICLE IX exceed $15,000,000.

           9.8 Limits on Consequential Damages. Neither Party is liable to LR Indemnitees or NATCO Indemnitees, as the case may be, for consequential, special or punitive damages (except where an LR Indemnitee or NATCO Indemnitee is liable for such damages to a third party and except for fraud and except that the remedies in section 5.6 apply to the matters in Section 5.6).

           9.9 Exclusive Remedy. The remedies provided for in this ARTICLE IX are the sole and exclusive remedies for claims made after the Closing for breach of this Agreement (except for claims for equitable remedies and claims for fraud and except that the remedies in Section 5.6 apply to the matters in
Section 5.6).

                                   ARTICLE X

                                 MISCELLANEOUS

           10.1 Fees and Expenses.

           (a) NATCO's Expenses: NATCO shall pay the costs and expenses it incurs in connection with this Agreement and consummating the Transactions.

           (b) Purchaser's Expenses: Subject to the Closing occurring, NATCO shall pay the reasonable out-of-pocket expenses that Purchaser, or Persons acting on Purchaser's behalf, incur on or before the Closing Date in connection with this Agreement and consummating the Transactions (including legal fees). NATCO must pay each of these expenses to Purchaser within five Business Days of the later of (x) the Closing Date and (y) NATCO receiving from Purchaser a written request for payment with reasonable evidence of the expenses. Purchasers may give more than one written request for payment.

           (c) Transfer and Similar Taxes: NATCO shall pay all stamp, transfer, issuance and similar Taxes arising out of the issuance, delivery, enforcement, conversion or exercise of the Convertible Preferred Shares and the Warrant, as the case may be (other than any such Taxes payable as a result of a request that Conversion Shares or

Warrant Shares be issued in the name of a Person or Persons other than the record holder of Convertible Preferred Shares or the Warrant, as the case may
be).

           10.2 Notices.

           (a) Addresses for Notice: Notices, consents, requests, instructions, approvals and other communications provided for in this Agreement, and legal process relating to this Agreement, will be validly given, made or served, if in writing and (w) delivered personally, (x) sent by next day or overnight mail using a reputable national courier (such as Federal Express), (y) sent by first-class registered or certified mail, return receipt requested, postage prepaid or (z) sent by fax (except for legal process), as follows:

           (i)        if to NATCO:

                                    NATCO Group Inc.
                                    2950 North Loop West
                                    Suite 700
                                    Houston, TX 77092
                                    Attention: General Counsel
                                    Fax:  (713) 683-7841

                           with a copy to:

                                    O'Melveny & Myers LLP
                                    30 Rockefeller Plaza, 27th Floor
                                    New York, NY  10112
                                    Attention:  Mark E. Thierfelder, Esq.
                                    Fax:  (212) 408-2420

           (ii)       if to Purchaser:

                                    Lime Rock Partners II, L.P.
                                    c/o Lime Rock Management LP
                                    518 Riverside Avenue
                                    Westport CT  06880
                                    Attention:  Mark A. McCall
                                    Fax (203) 293-2760

                           with a copy to:

                                    Debevoise & Plimpton
                                    919 Third Avenue
                                    New York, New York  10022
                                    Attention:  Jeffrey J. Rosen
                                    Fax:  (212) 909-6836
or to such other address or fax number as a Party specifies in a written notice given in accordance with this Section 10.2(a). For the avoidance of doubt, notices given under the Certificate of Designations (including notices of conversion, redemption and like matters) shall be given in accordance with the Certificate of Designations.

           (b) When Notices Are Deemed To Have Been Received: Such notices, consents, requests, instructions, approvals and other communications shall be deemed to have been received:

           (i) if delivered personally: on the next Business Day after delivery;

           (ii) if sent by next day or overnight mail using a reputable national courier (such as Federal Express): on the next Business Day after sending;

           (iii) if sent by first-class registered or certified mail, return receipt requested, postage prepaid: on the fifth Business Day after mailing; or

           (iv) if sent by fax and the transmitting Party receives a transmission receipt dated the day of transmission in the recipient's jurisdiction: on the next Business Day after transmission.

10.3     Amendments; Waivers, etc.

           (a) Writing: Subject to Section 8.1, no amendment or termination of this Agreement, and no waiver under it, shall be binding unless made in writing and duly signed by the Party against whom enforcement is sought.

           (b) Effect of Written Waiver: A waiver waives only the specific matter described in the writing and does not impair the rights of the Party granting the waiver in other respects or at other times. A Party's waiver of a breach of or a default under this Agreement does not constitute a waiver of a similar breach or default.

           (c) Failure to Enforce is Not a Waiver: A Party's failure, on one or more occasions, to enforce a provision of this Agreement, or to exercise a right or privilege under this Agreement, does not constitute a waiver of that provision, right or privilege.

           (d) Effect of Other Representations: A Party's rights and remedies based on, arising out of or otherwise in respect of a breach of a representation, warranty or obligation, or failure to fulfill a condition, is not limited by the fact that the act, omission, occurrence or other state of facts on which the claim is based is also the subject matter of another representation, warranty or obligation which is not breached, or of a condition which is fulfilled.

           (e) Effect of Investigations: NATCO's representations and warranties are not affected by investigations made by or on behalf of Purchaser (including by its Representatives) or, subject to Section 6.4, because Purchaser (or its Representatives) knew or should have known that the representation or warranty is or might be inaccurate.

           10.4 Specific Performance. Purchaser and NATCO acknowledge that irreparable damage would occur if any of the provisions of this Agreement and the Ancillary Documents are not performed in accordance with their terms or are otherwise breached. Therefore, the Parties are entitled to an injunction or injunctions to prevent breaches of this Agreement or the Ancillary Documents and to specifically enforce their provisions in any court of the United States, or any state of the United States, having jurisdiction (in addition to any other remedy to which they may be entitled at law or equity).

           10.5 Severability. If any provision of this Agreement is inoperative or unenforceable for any reason, this shall not make the provision inoperative or unenforceable in any other case, circumstance or jurisdiction, or make any other provision invalid, inoperative, or unenforceable. The Parties intend that they would have entered into the remaining provisions.

           10.6 Governing Law. This Agreement is governed in all respects (including as to validity, interpretation and effect) by the internal laws of the state of New York without giving effect to its conflict of laws rules to the extent those rules do not mandatorily apply by statute and would require or permit the application of another jurisdiction's law.

           10.7 Jurisdiction. Each Party:

           (i) irrevocably submits to the exclusive jurisdiction of the courts of the state of New York and the United States District Court for the Southern District of New York in respect of Litigation directly or indirectly arising out of or relating to this Agreement or documents contemplated by this Agreement (including as to validity, interpretation and effect), and in respect of the Transactions;

           (ii) waives and agrees not to assert, as a defense in any such Litigation, that the Litigation may not be brought or is not maintainable in those courts, that the venue is not appropriate or that those courts cannot enforce this Agreement or that document; and

           (iii) consents to and grants any such court jurisdiction over that Party and over the subject matter of any such dispute and agrees, to the maximum extent permitted by Law, that the mailing of process or other papers in connection with the Litigation in the manner provided in
                      Section 10.2, or in such other manner as may be permitted by Law, shall be valid and sufficient service of that process or paper.

           10.8 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES THAT ANY DISPUTE WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES. THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT HAS TO A TRIAL BY JURY IN RESPECT OF LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR DOCUMENTS CONTEMPLATED BY THIS AGREEMENT (INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT), OR IN RESPECT OF THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT:

           (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS WAIVER;

           (ii)       IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF
                      THIS WAIVER;

           (iii)      IT MAKES THIS WAIVER VOLUNTARILY; AND

           (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.8.

           10.9 Successors and Assigns.

           (a) General: This Agreement binds and inures to the benefit of the Parties and their respective successors and permitted assigns.

           (b) Before Closing: Before the Closing, Purchaser may assign some or all of its rights and obligations under this Agreement only to (x) an entity controlled by Purchaser or in which Purchaser holds a majority of the beneficial ownership or (y) a fund or similar investment vehicle exclusively managed by Lime Rock Management LP, or by principals of Lime Rock Management LP, provided that, in each case, the entity, fund or vehicle agrees in writing to be bound by Purchaser's obligations under this Agreement and to make representations and warranties equivalent to those in ARTICLE III (except
Section 3.7).

           (c) After Closing: After the Closing, Purchaser may assign some or all of its rights and obligations under this Agreement only to a Person to whom it transfers Convertible Preferred Shares or the Warrant (or an interest in the Warrant) in any such case in accordance with this Agreement or Common Stock and who agrees in writing to be bound by Purchaser's obligations under the Agreement.

           (d) Other: Except for assignments to the surviving entity in a transaction contemplated by section 9(a)(v) or section 11 of the Certificate of Designations, NATCO shall not assign any of its rights and obligations under this Agreement without Purchaser's prior consent. Purported assignments in breach of this Section 10.9 shall be void ab initio.

           10.10 No Third Party Beneficiaries. Except as provided in ARTICLE IX with respect to NATCO Indemnitees and LR Indemnitees, nothing in this Agreement confers on any Person, other than the Parties and their respective successors and permitted assigns, any benefit, right or remedy under or by reason of this Agreement.

           10.11 Entire Agreement. This Agreement (including its Exhibits and Schedules (including the Disclosure Schedules)), together with the Ancillary Agreements, contains the Parties' entire understanding with respect to the Transactions except for the Confidentiality Agreement between NATCO and Lime Rock Management LP dated January 14, 2003.

           10.12 No Inconsistent Agreements. NATCO shall not enter into any agreement, arrangement or other transaction which is inconsistent with the rights granted to Purchaser by this Agreement or the Ancillary Agreements.

           10.13 Counterparts. The Parties may sign this Agreement in one or more counterparts, all of which will be the same agreement, and become effective when each Party has signed and delivered a counterpart to the other Party.

           10.14 Schedules; Exhibits. The Disclosure Schedules delivered under this Agreement shall be in writing and shall qualify NATCO's representations and warranties in ARTICLE II, obligations in Section 5.2 and the definitions in
Section 11.1 as if they were fully incorporated into and made a part of this Agreement although they need not be attached to each copy of this Agreement. The mere inclusion of an item in one Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by NATCO that the item represents an exception or material fact, event or circumstance or that the item constitutes a NATCO Material Adverse Effect.

                                  ARTICLE XI

                         DEFINITIONS AND INTERPRETATION

           11.1 Definitions. In this Agreement, the following terms when capitalized have the following meanings:

2002 BALANCE SHEET              defined in Section 2.8(b).

AFFILIATE                       the meaning in Rule 12b-2 under the
                                Exchange Act (as in effect on the date
                                of this Agreement).

AGREEMENT                       defined in the introductory paragraph to this
                                Agreement.

ANCILLARY AGREEMENTS            the Certificate of Designations, the Warrant,
                                the Registration Rights Agreement and the Rights Agreement Amendment.

BOARD                           defined in the recitals to this Agreement.

BUSINESS DAY                    a day, other than:

                                (i)      a Saturday or Sunday; or

                                (ii)     a day on which commercial
                                         banks in Houston, Texas are
                                         authorized or required by Law
                                         to close or are otherwise
                                         generally closed.

CERTIFICATE OF DESIGNATIONS     defined in the recitals to this Agreement.

CHANGE OF CONTROL               as defined in the Certificate of Designations.

CLOSING                         defined in Section 1.2(a).

CLOSING DATE                    defined in Section 1.2(a).

CODE                            the Internal Revenue Code of 1986, as amended.

COMMON STOCK                    defined in the recitals to this Agreement.

CONSENT a consent, approval, authorization, waiver, exemption, agreement or order of, Permit granted by, report, notice or declaration to, or registration of filing with, a Person.

CONSOLIDATED                    GROUP a consolidated, combined, unitary
                                or aggregate group for Tax purposes of
                                which NATCO or any of its Subsidiaries
                                is a member.

CONTRACT a note, bond, mortgage, indenture, contract, agreement, obligation, instrument, offer, commitment, understanding or other arrangement.

CONVERSION SHARES               defined in Section 2.2(g).

CONVERTIBLE PREFERRED SHARES    defined in the recitals to this Agreement.

DGCL the Delaware General Corporation Law, as amended.

DISCLOSURE SCHEDULES            the disclosure schedules delivered by NATCO to
                                Purchaser on the date of this Agreement.

DOMESTIC LOAN AGREEMENT         the Loan Agreement dated March 16, 2001 among
                                NATCO, NATCO Canada, Limited, Axsia Group
                                Limited, the lenders party to it from time to time, JPMorgan Chase Bank, as U.S.
                                Agent, Royal Bank of Canada, as
                                Canadian Agent, and J.P. Morgan Europe
                                Limited, as U.K. Agent, as amended.

ENVIRONMENTAL LAW               defined in Section 2.17(a)(i).

ERISA the Employee Retirement Income Security Act, as amended.

ERISA AFFILIATE                 a trade or business (whether or not
                                incorporated) which is under common control with NATCO or which is treated as a single employer with NATCO under section 414(b) or 414(c) of the Code or section 4001(b) of ERISA.

EXCHANGE ACT                    the Securities Exchange Act of 1934, as amended.

GAAP United States generally accepted accounting principles.

GOVERNMENT AUTHORITY             (i)    a nation or government;

                                 (ii) a state or other political subdivision of a nation or government;

                                 (iii)  an entity exercising executive,
                                        legislative, judicial,
                                        regulatory or administrative
                                        functions of or relating to
                                        government (including a
                                        government authority, agency,
                                        department, board, commission
                                        or instrumentality of the
                                        United States or state of the
                                        United States, or a tribunal);
                                 (iv)   an arbitrator of competent
                                        jurisdiction; or

                                 (v)    a self-regulatory organization
                                        (including a stock exchange).

HAZARDOUS MATERIALS              a substance or material that
                                 is classified or regulated as
                                 "hazardous" or "toxic" under an
                                 Environmental Law (including asbestos,
                                 polychlorinated biphenyls and
                                 petroleum) which requires
                                 investigation or remediation under an
                                 Environmental Law.

INDEMNIFIED PARTY               defined in Section 9.3.

INDEMNIFYING PARTY              defined in Section 9.3(i).

INSTITUTIONAL INVESTOR          a Person that is

                                (i)      a qualified institutional buyer (as
                                         defined in Rule 144A under the
                                         Securities Act); and

                                (ii)     not an owner or principal in
                                         any business, entity or
                                         venture that competes in any
                                         material respect with any of
                                         the businesses conducted by
                                         NATCO and its Subsidiaries
                                         (except for interests of 5% or
                                         less in an entity whose
                                         securities are publicly
                                         traded).

INTELLECTUAL PROPERTY            (i)    registered and unregistered United
                                        States and foreign trademarks, service
                                        marks, trade names, trade dress,
                                        copyrights, Internet domain names, web
                                        sites, email addresses, telephone
                                        numbers and similar rights (including
                                        registrations and applications to
                                        register, or renew the registration of,
                                        any of these);

                                 (ii)   United States and foreign letters
                                        patent and patent applications;

                                 (iii)  inventions, processes, designs,
                                        formulae, trade secrets, know-how and
                                        confidential information;

                                 (iv)   computer software, data and
                                        documentation;

                                 (v)    similar intellectual property rights;

                                 (vi)   all rights to sue for and
                                        remedies against past, present
                                        and future infringements of any
                                        of the above, and rights of
                                        priority and protection of
                                        interests in any of the above
                                        under the Law;

                                 (vii)  tangible embodiments of any of the
                                        above (in any medium including
                                        electronic media); and

                                 (viii) licenses of any of the above.

INTERNATIONAL REVOLVING          the International Revolving Loan Agreement
LOAN AGREEMENT                   dated as of June 30, 1997 among
                                 National Tank Company, Total
                                 Engineering Services Team, Inc. and
                                 Chase Bank of Texas, National
                                 Association, as amended.

KNOWLEDGE                        (i)    in NATCO's case: the actual knowledge
                                        of any of the persons listed in
                                        Disclosure Schedule 11.1;

                                 (ii)   in Lime Rock's case:  the actual
                                        knowledge of either of Tom Bates or
                                        John Reynolds.

LAW                              (i)    constitutions, treaties,
                                        statutes, laws (including the
                                        common law), codes, rules,
                                        regulations, ordinances or
                                        orders of a Government
                                        Authority;

                                 (ii)   Consents of a Government Authority; and

                                 (iii)  decisions, injunctions,
                                        judgments, awards and decrees
                                        of or settlement or similar
                                        agreements with a Government
                                        Authority.

LIEN a mortgage, pledge, hypothecation, right of others, claim, security interest, encumbrance, title defect, title retention agreement, voting trust agreement, interest, equity, option, lien, charge, restriction on transfer or assignment, or other restriction or limitation.

LITIGATION                      an action, cause of action, claim,
                                demand, suit, proceeding, citation,
                                summons, subpoena, inquiry or
                                investigation (civil, criminal,
                                regulatory or otherwise) in law or in
                                equity, by or before a Government
                                Authority.

LOSSES                          defined in Section 9.1.

LR INDEMNITEES                  defined in Section 9.1.

LR MATERIAL ADVERSE EFFECT      a state of facts, event, change or effect that
                                has had or could reasonably be expected to have a material adverse effect on Purchaser's ability to consummate the Transactions or to timely perform its obligations under this Agreement or the Ancillary Agreements except for a state of facts, event, change or effect generally applying to the United States economy, or securities, financial or capital markets.

MATERIAL CONTRACT               defined in Section 2.12(a).

NATCO defined in the introductory paragraph to this Agreement.

NATCO INDEMNITEES               defined in Section 9.2.

NATCO INTELLECTUAL PROPERTY     defined in Section 2.15(a).

NATCO MATERIAL ADVERSE EFFECT   a state of facts, event, change or effect that
                                has had or could reasonably be expected to have a material adverse effect on:

                                 (i)    the business, assets,
                                        liabilities (contingent or
                                        otherwise), operations, results
                                        or condition (financial or
                                        otherwise) of NATCO and its
                                        Subsidiaries, taken as a whole
                                        except for a state of facts,
                                        event, change or effect:

                                         (A)  generally applying to the United
                                              States economy or securities,
                                              financial or capital markets; or

                                        (B)   resulting from the execution of
                                              this Agreement, the announcement
                                              of the Transactions or Purchaser's
                                              identity; or

                                 (ii)   NATCO's ability to consummate
                                        the Transactions or to timely
                                        perform its obligations under
                                        this Agreement or the Ancillary
                                        Agreements except for a state
                                        of facts, event, change or
                                        effect generally applying to
                                        the United States economy or
                                        securities, financial or
                                        capital markets.

NOTIFYING PARTY                 defined in Section 6.3.

ORGANIZATIONAL DOCUMENTS        defined in Section 2.4(a)(i).

PARTY                           a party to this Agreement.

PERMITS                         defined in Section 2.6.

PERSON                          an individual, partnership, joint
                                venture, corporation, limited liability
                                company, trust, unincorporated
                                organization, Government Authority or
                                other entity.

PLANS                           defined in Section 2.13(a).

PURCHASER                       defined in the introductory paragraph to this
                                Agreement.

REGISTRATION RIGHTS AGREEMENT   defined in Section 7.1(iv).

REPRESENTATIVE                  a director, officer, employee, consultant,
                                agent, counsel, accountant, adviser or other representative.

RIGHTS AGREEMENT                the Rights Agreement dated May 15, 1998 between
                                NATCO and Chase Mellon Shareholder Service,
                                L.L.C., as rights agent, as amended by
                                the Rights Agreement Amendment and otherwise.

RIGHTS AGREEMENT AMENDMENT      defined in Section 7.1(iv).

SCHEDULES                       the Schedules delivered by the Parties
                                in connection with this Agreement.

SEC                             the Securities and Exchange Commission.

SECURITIES ACT                  the Securities Act of 1933, as amended.

SUBSIDIARY                      a corporation or other Person in which
                                the relevant Person owns or controls,
                                directly or indirectly, capital stock
                                or other equity interests representing
                                more than 50% of the outstanding voting
                                stock or other equity interests.

TAX a federal, state, provincial, local, foreign or other income, alternative minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales (including bulk sales), use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental (including taxes under section 59A of the Code), real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, withholding, estimated or other similar tax, levy, impost, fee, duty or other governmental charge or assessment or deficiencies (including all interest and penalties thereon and additions to them, whether disputed or not) imposed by any Government Authority or other taxing authority.

TAX BENEFIT                     the amount of the reduction in
                                the liability for Taxes (including
                                through recoveries of Taxes through the
                                carryover of net operating losses or
                                reductions in Taxes attributable, in
                                whole or in part, to basis adjustments)
                                as a result of the payment or accrual
                                by any Person of any loss, expense,
                                other amount or Tax.

TAX RETURNS                     the federal, state, local and
                                foreign tax returns, declarations,
                                statements, reports, schedules, forms
                                and information returns, and any
                                amendments to any of these, relating to
                                Taxes.

TRANSACTIONS                    defined in the recitals to this Agreement.

TRANSFER defined in Section 4.1(a). "TRANSFEREE" and "TRANSFERRING" have corresponding meanings.

WARRANT                         defined in the recitals to this Agreement.

WARRANT SHARES                  defined in Section 2.2(h).

           11.2 Interpretation. References to "include", "includes" or "including" are deemed to be followed by "without limitation." "Commercially reasonable efforts" will not be deemed to require a Person to undertake extraordinary or unreasonable measures (including paying amounts with respect to any Contract that are substantial in the context of that Contract). The plural includes the singular, and vice versa. References to one gender include the other genders. Unless stated otherwise, a reference to a Section, Schedule or Exhibit means a Section, Schedule or Exhibit respectively of or to this Agreement. Headings in this Agreement are for convenience only and do not affect its interpretation.

THE PARTIES have executed this Agreement as of the date first written above.

                        LIME ROCK PARTNERS II, L.P.
                        By:  Lime Rock Partners GP II, L.P., its General Partner
                              By:   LRP GP II, Inc., its General Partner



                                    By: /s/ THOMAS R. BATES, JR.
                                       -------------------------
                                       Thomas R. Bates, Jr.
                                       Authorized Signatory


                        [NATCO] GROUP INC.



                       By:  /s/ NATHANIEL A. GREGORY
                           -------------------------
                              Nathaniel A. Gregory
                            Chief Executive Officer

                                                                      EXHIBIT A


                          CERTIFICATE OF DESIGNATIONS
                                       OF
                      SERIES B CONVERTIBLE PREFERRED STOCK
                                       OF
                                NATCO GROUP INC.

                         Pursuant to Section 151 of the
                            General Corporation Law
                            of the State of Delaware

         NATCO Group Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation adopted at a meeting duly called and held the following resolution as required by Section 151 of the General Corporation Law:

         RESOLVED, that, pursuant to the authority granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of the Restated Certificate of Incorporation, as amended, of the Corporation, a series of Series B Convertible Preferred Stock, par value $.01 per share, of the Corporation be, and hereby is, created, and that the designation and amount thereof and the relative rights, preferences and limitations thereof (in addition to the provisions set forth in the Restated Certificate of Incorporation of the Corporation that are applicable to the Preferred Stock of all series), shall be as follows:

         1. Definitions. In this Certificate of Designations, the following terms when capitalized have the following meanings:

         "Beneficial Owner": as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as used in Section 13(d)(3) of the Exchange
         Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the lapse of time (even if more than 60 days) or upon the occurrence of a subsequent condition. "Beneficially Own" and "Beneficial Ownership" have corresponding meanings.

         "Board":  the Corporation's Board of Directors.

         "Change of Control":  the occurrence of any of the following:

         (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or transfer of Voting Stock), in one or a series of related transactions, of all or substantially all of the properties or assets of the Corporation and its subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Corporation or a wholly-owned subsidiary of the Corporation;

         (ii) the consummation of any transaction or series of related transactions (including any merger or consolidation) resulting in any "person" (as defined above) other than (x) the then holders of more than 50% of the Convertible Preferred Shares or (y) Herbert S. Winokur Jr., Capricorn Investors II, L.P., or any group (as that term is used in Section 13(d)(3) of the Exchange Act) which includes either or both of Herbert S. Winokur Jr. or Capricorn Investors II, L.P, becoming the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock (measured by voting power rather than number of shares);

         (iii) during any period of twelve consecutive months after the date on which this Certificate of Designation was filed with the Secretary of State for the State of Delaware, the individuals who at the beginning of any such 12-month period constituted the Board (the "Incumbent Board") cease to constitute at least a majority of the Board; provided that any director whose election to the Board, or whose nomination for election by the stockholders of the Corporation, was approved by majority vote of the Incumbent Board or a committee of the Incumbent Board, shall, in each such case, be considered as though such individual were a member of the Incumbent Board provided that the occurrence of any event identified in this subparagraph (iii) that would otherwise be treated as a Change of Control shall not constitute a Change of Control if the holders of a majority of the outstanding Convertible Preferred Shares, by written consent, shall so determine; or

         (iv) a merger, consolidation or reorganization with respect to which all or substantially all of the individuals and entities who were the Beneficial Owners of the Voting Stock immediately prior to such merger, consolidation or reorganization do not, following such merger, consolidation or reorganization, Beneficially Own, directly or indirectly, more than 50% of the Voting Stock resulting from such merger, consolidation or reorganization.

         "Common Stock": the Corporation's common stock, par value $0.01 per share.

         "Conversion Price": $7.805, subject to adjustment pursuant to Section
         9.

         "Convertible Preferred Share": a share of Series B Convertible Preferred Stock.

         "Current Per Share Market Price": as of any date, the average of the closing prices per share of Common Stock for the ten consecutive Trading Days immediately prior to such date. If the Current Per Share Market Price of the Common Stock is determined during a period following the announcement of (x) a dividend or distribution on the Common Stock other than a regular quarterly cash dividend or (y) any subdivision, split, combination or reclassification of Common Stock and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, split, combination or reclassification, shall not have occurred prior to the commencement of such ten Trading Day period, then, and in each such case, the Current Per Share Market Price shall be properly adjusted to take into account ex-dividend trading. If, however, such dividend or distribution is not paid or such subdivision, split, combination or reclassification is not consummated, the Current Per Share Market Price shall be recalculated without taking into account ex-dividend trading. The closing price for each day shall be:

         (i) the last sales price, regular way (or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way) as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

         (ii) if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted sales price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, on the NASDAQ National Market or as reported by the self-regulatory organization or registered securities information processor (as these terms are used under the Exchange Act) that then reports information concerning the Common Stock;

         (iii) if on any such date the Common Stock is not quoted by any such entity, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board; or

         (iv) if on any such date no such market maker is making a market in the Common Stock, the fair value of the Common Stock on such date as determined in good faith by the Board.

         "Default Period":

         (i) any period during which dividends on any Convertible Preferred Shares have not been paid in cash and are therefore in arrears in an amount equal to two semi-annual dividends thereon and ending when all accrued and unpaid dividends for all previous dividend periods on all Convertible Preferred Shares then outstanding shall have been paid in cash;

         (ii) any period during which the Corporation is in default in setting aside or making payment in cash of any redemption price under Section 10(d)(ii) or Section 10(e).

         However, no Default Period shall commence until the Corporation has defaulted in the payment of such dividends or any redemption price for 60 days after the date the payment was due.

         "Distribution Date":  has the same meaning as in the Rights Agreement.

         "Equity-Linked Securities": rights, options, warrants or other securities directly or indirectly convertible into, or exercisable or exchangeable for, shares of Common Stock.

         "Exchange Act":  the Securities Exchange Act of 1934, as amended.

         "Excluded Securities":

         (i) shares of Common Stock and Equity-Linked Securities issued to employees, officers and directors of, or consultants and advisors to, the Corporation or any of its subsidiaries pursuant to stock purchase or stock option plans or other compensatory arrangements that are approved by the Corporation's Board, and the shares of Common Stock issued pursuant to such Equity-Linked Securities;

         (ii) shares of Common Stock issued pursuant to the exercise, exchange or conversion of Equity-Linked Securities outstanding as of the date of the first issuance of Convertible Preferred Shares;

         (iii) shares of Common Stock or Equity-Linked Securities issued in connection with an acquisition, consolidation, merger or sale by or of the Corporation approved by the Corporation's Board;

         (iv) shares of Common Stock or Equity-Linked Securities issued in a bona fide registered underwritten public offering; and

         (v) Convertible Preferred Shares and the Warrant issued pursuant to the Securities Purchase Agreement, and shares of Common Stock issued upon conversion of such Convertible Preferred Shares or exercise of such Warrant.

         "Face Value": with respect to one Convertible Preferred Share, $1,000 (subject to adjustment pursuant to Section 3(d) and subject to adjustment to reflect any stock split, combination, reclassification or similar event involving the Convertible Preferred Shares).

         "Junior Stock": each class of Common Stock and each other class or series of capital stock of the Corporation, the terms of which do not expressly provide that such class or series ranks senior to, or on parity with, the Convertible Preferred Shares as to:

         (i)      for the purposes of Section 3(a):  dividend rights;

         (ii) for the purposes of Section 3(d) and Section 5: dividend rights and rights on liquidation, winding-up and dissolution of the Corporation; or

         (iii) for the purposes of Section 7: rights on liquidation, winding-up and dissolution of the Corporation.

         "Liquidation Preference": with respect to each Convertible Preferred Share, the greater of:

         (i) the sum of (x) the Face Value plus (y) the amount of dividends on such Convertible Preferred Share that have accrued since the prior Semi-Annual Dividend Payment Date and which have not been paid in cash, whether or not earned or declared; and

         (ii) the amount that would have been payable to the holder of such Convertible Preferred Share in respect of shares of Common Stock issuable upon conversion of such Convertible Preferred Share if all outstanding Convertible Preferred Shares were converted into shares of Common Stock immediately prior to the liquidation, dissolution or winding up in accordance with
                  Section 8.

         "Other Dilutive Securities":  defined in Section 9(f).

         "Other Distribution":  defined in Section 9(b).

         "Parity Stock": each class or series of capital stock of the Corporation, the terms of which expressly provide that such class or series ranks on a parity with the Convertible Preferred Shares as to:

         (i) for the purposes of Section 3 and Section 5(a)(ii): dividend rights; or

         (ii) for the purposes of Section 5(a)(iii) and Section 7: rights on liquidation, winding-up and dissolution of the Corporation.

         "Preferred Stock": has the same meaning as in the Restated Certificate of Incorporation, as amended. "Right": has the same meaning as in the Rights Agreement.

         "Rights Agreement": the Rights Agreement, dated as of May 15, 1998, between the Corporation and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, as amended.

         "Securities Purchase Agreement": the Securities Purchase Agreement dated as of March 13, 2003 between the Corporation and Lime Rock Partners II, L.P.

         "Semi-Annual Dividend Payment Date": each of the 15th day of June and December in each year.

         "Senior Stock": each class or series of capital stock of the Corporation, the terms of which expressly provide that such class or series ranks senior to the Convertible Preferred Shares as to:

         (i)      for the purposes of Section 3: dividend rights; or

         (ii) for the purposes of Section 7: rights on liquidation, winding-up and dissolution of the Corporation.

         "Series B Convertible Preferred Stock":  defined in Section 2.

         "Trading Day":

         (i) a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business; or

         (ii) if the Common Stock is not listed or admitted to trading on any national securities exchange, a Monday, Tuesday,

                  Wednesday, Thursday or Friday on which commercial banks in Houston, Texas are not authorized or required by law to close or are otherwise generally closed.

         "Voting Stock" the capital stock of the Corporation (or any successor) that is at the time entitled to vote in the election of the Board.

         "Warrant": the warrant to purchase shares of common stock issued under the Securities Purchase Agreement.

         "Warrant Gain": with respect to each holder of Convertible Preferred Shares to be redeemed pursuant to Section 11(b)(i), the amount by which:

         (i) the sum of (x) the aggregate consideration theretofore received or receivable by such holder upon any transfer of any shares of Common Stock issued upon exercise of the Warrant plus (y) the aggregate Current Per Share Market Price as of the date of such redemption of any shares of Common Stock issued upon exercise of the Warrant and held by the holder as of the date of such redemption exceeds

         (ii) the aggregate consideration such holder paid to exercise the Warrant prior to the date of such redemption (provided that the consideration on a cashless exercise shall be deemed to be zero).

         2. Designation and Amount. There shall be a series of Preferred Stock that shall be designated as "Series B Convertible Preferred Stock," and the number of shares constituting such series shall be 15,000. Such number of shares may be increased or decreased by resolution of the Board; provided, however, that no decrease shall reduce the number of Convertible Preferred Shares to less than the number of Convertible Preferred Shares then issued and outstanding plus the number of Convertible Preferred Shares issuable upon exercise, conversion or exchange of outstanding rights, options, warrants or other securities convertible into, or exercisable or exchangeable for, Convertible Preferred Shares.

         3. Dividends and Distributions.

         (a) Dividend Rate. Subject to the prior and superior rights of the holders of any shares of Senior Stock, the holders of Convertible Preferred Shares, in preference to the holders of any Junior Stock, shall be entitled to receive, when declared by the Board out of funds legally available for the purpose, semi-annual dividends payable in cash on each Semi-Annual Dividend Payment Date, at the rate of 10.0% per share per annum of the Face Value (subject to adjustment during a Default Period under Section 3(e)) (except that the semi-annual dividend otherwise payable on June 15, 2003 shall not be payable until July 1, 2003). Except as set forth in this Section 3, the Convertible Preferred Shares shall not be entitled to receive dividends.

         (b) Periods in Which Dividends Accrue. Dividends shall begin to accrue and be cumulative on outstanding Convertible Preferred Shares, whether or not there are funds of the Corporation legally available for the payment of such dividend, from the issue date of such Convertible Preferred Shares (except that dividends on any dividends added to the Face Value in accordance with Section 3(d) shall accrue from the date such amounts are added to the Face Value) through the date on which the Convertible Preferred Shares are converted into Common Stock or the date of redemption (unless on the date of redemption the Corporation fails to pay or set apart for payment in accordance with Section 10(d)(ii) the redemption price, in which case dividends shall continue to accrue and be cumulative through the date that the Corporation pays or sets apart for payment in accordance with Section 10(d)(ii) the redemption price).

         (c) Record Date for Dividends. The Board may fix a record date for the determination of holders of Convertible Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

         (d) Unpaid Dividends. If the amount of dividends paid in cash on the Convertible Preferred Shares on a Semi-Annual Dividend Payment Date is less than the total amount of such dividends at the time accrued and payable on such shares (or that would be payable if the Corporation had funds legally available for payment), (x) the dividends paid shall be allocated pro rata on a share-by-share basis among all Convertible Preferred Shares at the time outstanding, (y) the accrued and unpaid dividends shall be added to the Face Value on the Semi-Annual Dividend Payment Date and shall thereafter, until such accrued and unpaid dividends have been paid in cash in full, be treated as part of the Face Value and accrue additional dividends in respect thereof at the rate determined in accordance in Section 3(a) and Section 3(e), and (z) until all accrued and unpaid dividends have been paid in cash in full, the Corporation shall not, after that Semi-Annual Dividend Payment Date, declare or pay any dividend on, make any other distribution on, or redeem or purchase or otherwise acquire for consideration (or pay or make available any money for a sinking fund for the redemption of) any Junior Stock.

         (e) Default Dividend Rate. At the commencement of a Default Period, the dividend rate shall rise to 10.25% per annum. At the end of the Default Period, the dividend rate shall return to 10% per annum.

         4. Voting Rights. The holders of Convertible Preferred Shares shall have the following voting rights:

         (a) Numbers of Votes. On all matters submitted to a vote or consent of the stockholders of the Corporation, or to a group of stockholders consisting of or including the holders of Convertible Preferred Shares, unless provided otherwise in this Certificate of Designations, each Convertible Preferred Share shall entitle the holder thereof to a number of votes equal to the number of shares of Common Stock into which such Convertible Preferred Share would convert pursuant to Section 8(a) if converted on the record date for such vote or, if no such record date is established, on the date such vote is taken or such consent is obtained. Except as otherwise provided herein or by law, the holders of Convertible Preferred Shares and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

         (b) Approval Rights. While any Convertible Preferred Shares are outstanding, the Corporation will not, without the vote of the holders of a majority or more of the outstanding Convertible Preferred Shares voting separately as a class with one vote per share:

         (i) amend, repeal or waive the application of (including in connection with a merger, consolidation, combination or otherwise) any provision of the Certificate of Incorporation or the By-Laws of the Corporation or any of its subsidiaries, or of this Certificate of Designations, in any manner, or enter into any agreement or take any corporate action (or permit any of its subsidiaries to enter into any agreement or take any corporate action) which would materially alter or change the powers, preferences or special rights of the Convertible Preferred Shares so as to affect them adversely; or

         (ii) authorize or issue any class or series of stock of the Corporation ranking senior to, or on a parity with, the Convertible Preferred Shares in respect of dividends or in respect of rights on liquidation, winding-up and dissolution of the Corporation, or any additional Convertible Preferred Shares.

         (c) Right to Elect a Director. For so long as more than 50% of the Convertible Preferred Shares issued under the Securities Purchase Agreement remain outstanding, the holders of Convertible Preferred Shares shall have the right, voting separately as a class with one vote per share, to elect or appoint one director at any annual or special meeting of stockholders or in a written consent pursuant to Section 228 of the General Corporation Law, in accordance with the procedures in Section 4(e).

         (d) Additional Right to Elect a Director During a Default Period. During each Default Period, the holders of Convertible Preferred Shares, shall have the right, voting separately as a class with one vote per share, to elect or appoint a director (not including the director elected or appointed under Section 4(c)) at any annual or special meeting of stockholders or in a written consent pursuant to
Section 228 of the General Corporation Law in accordance with the procedures in
Section 4(e).

         (e) Procedures for Appointing Directors. The following procedures shall apply to the election or appointment of directors by the holders of Convertible Preferred Shares pursuant to Section 4(c) or Section 4(d):

         (i) Such voting rights under Section 4(c) or Section 4(d) may be exercised initially at a special meeting of holders of Convertible Preferred Shares called pursuant to Section 4(e)(iv), at any annual meeting of stockholders or in any written consent pursuant to Section 228 of the General Corporation Law, and thereafter at annual meetings of stockholders or in such written consents, provided that neither such voting rights under Section 4(c) or Section 4(d) nor the right to increase under Section 4(e)(iii), in certain cases, the authorized number of directors shall be exercised at a meeting unless the holders of one-third in number of the Convertible Preferred Shares shall be present in person or by proxy.

         (ii) The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Convertible Preferred Shares of such voting rights at a meeting.

         (iii) In any case in which the holders of Convertible Preferred Shares shall exercise such voting rights, they shall have the right, voting as a class with one vote per share, to elect or appoint directors to fill such vacancies, if any, in the Board as may then exist, up to one director pursuant to
                  Section 4(c) and one director pursuant to Section 4(d) or, if such right is exercised at an annual meeting, to elect that number of directors. The holders of the Convertible Preferred Shares shall also have the right to require such increase in the number of directors as shall be necessary to permit them to elect or appoint one or two directors, as the case may be.

         (iv) Unless the holders of the Convertible Preferred Shares have previously exercised their right to elect or appoint one or two directors, as the case may be, the Board may order, or any stockholder or stockholders owning in the aggregate not less than ten percent of the total number of Convertible Preferred Shares may request, the calling of a special meeting of the holders of Convertible Preferred Shares, which meeting shall thereupon be called by the Chairman of the Board, the President, a Vice President or the Secretary of the Corporation.

         (v) A meeting called pursuant to Section 4(e)(iv) shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or, in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent of the total number of Convertible Preferred Shares (except that no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders).

         (vi) Notice of a meeting called pursuant to Section 4(e)(iv), and of any annual meeting at which holders of Convertible Preferred Shares are entitled to vote pursuant to Section 4(c) and/or Section 4(d), shall be given to each holder of record of Convertible Preferred Shares by mailing a copy of such notice by first class prepaid mail to such holder at his or her last address as it appears on the books of the Corporation.

         (f) Rights of Common Stock to Appoint. The holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Convertible Preferred Shares shall have exercised their right to elect or appoint one director pursuant to Section 4(c) and, if applicable, one director pursuant to Section 4(d).

         (g) Term of Office of Directors Appointed by Holders of Convertible Preferred Stock. Subject to Section 4(h) and Section 4(i), the directors elected or appointed by the holders of Convertible Preferred Shares pursuant to
Section 4(c) and Section 4(d) shall continue in office until their successors shall have been elected by such holders. Subject to Section 4(e), any vacancy in the Board may be filled by a vote of a majority of the remaining directors theretofore elected or appointed by the holders of the class of stock which elected or appointed the director whose office shall have become vacant. References in this Section 4 to directors elected or appointed by the holders of a particular class of stock shall include directors elected or appointed by such directors to fill vacancies as provided in this Section 4(g).

         (h) Right to Appoint Director Terminates. Immediately upon the first date on which 50% or less of the Convertible Preferred Shares issued under the Securities Purchase Agreement remain outstanding:

         (i) the right of the holders of the Convertible Preferred Shares to elect or appoint a director under Section 4(c) shall cease;

         (ii) the term of any director elected or appointed by the holders of Convertible Preferred Shares under Section 4(c) shall terminate;

         (iii) the number of directors shall be the number provided for in the Certificate of Incorporation or By-Laws irrespective of any increase made pursuant to Section 4(e)(iii) in respect of the director elected or appointed under Section 4(c) (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate of Incorporation or By-Laws); and

         (iv)     any vacancy in the Board effected by Section 4(h)(ii) and
                  Section 4(h)(iii) may be filled by a majority of the remaining directors.

         (i) Expiration of Default Period. Immediately upon the expiration of a Default Period:

         (i) the right of the holders of the Convertible Preferred Shares to elect or appoint a director under Section 4(d) shall cease (subject to revesting on the commencement of a later Default Period);

         (ii) the term of any director elected or appointed by the holders of Convertible Preferred Shares under Section 4(d) shall terminate;

         (iii) the number of directors shall be the number provided for in the Certificate of Incorporation or By-Laws irrespective of any increase made pursuant to Section 4(e)(iii) in respect of the director elected or appointed under Section 4(d) (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate of Incorporation or By-Laws); and

         (iv)     any vacancy in the Board effected by Section 4(i)(ii) and
                  Section 4(i)(iii) may be filled by a majority of the remaining directors.

         (j) No Other Voting Rights. Except as set forth herein or required by law, holders of Convertible Preferred Shares shall have no voting rights and their consent shall not be required for taking any corporate action.

         (k) No Like Voting Rights. None of the voting rights in this Section 4 shall be "like voting rights" for the purposes of Section 3(C)(i) of the Certificate of Designations for the Series A Junior Participating Preferred Stock.

         5. Certain Restrictions.

         (a) Restrictions on the Corporation. During a Default Period, the Corporation shall not:

         (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration (or pay or make available any money for a sinking fund for the redemption of) any Junior Stock, provided that the Corporation may at any time declare and pay dividends and make other distributions payable in shares of Common Stock;

         (ii) declare or pay dividends on or make any other distributions on any Parity Stock, except dividends and distributions paid ratably on the Convertible Preferred Shares and all such Parity Stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

         (iii) redeem or purchase or otherwise acquire for consideration (or pay or make available any money for a sinking fund for the redemption of) any Parity Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any Parity Stock in exchange for shares of Common Stock.

         (b) Restrictions on Subsidiaries. The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Section 5(a), purchase or otherwise acquire such shares at such time and in such manner.

         6. Reacquired Shares. Any Convertible Preferred Shares converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever, including pursuant to Section 8, Section 10 or Section 11, shall be retired and canceled promptly after the conversion, redemption, purchase or other acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board, subject to the conditions and restrictions on issuance set forth herein.

         7. Liquidation, Dissolution or Winding Up. (a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to holders of shares of Junior Stock unless, prior thereto, the holders of Convertible Preferred Shares shall have received the Liquidation Preference for each of their Convertible Preferred Shares.

         (b) If, however, there are not sufficient assets available to permit payment in full of the aggregate Liquidation Preference for all outstanding Convertible Preferred Shares pursuant to Section 7 and the liquidation preferences of all other shares of Parity Stock, then such remaining assets shall be distributed ratably to the holders of such Convertible Preferred Shares and such shares of Parity Stock in proportion to their respective liquidation preferences.

         (c) The Corporation shall not declare as a dividend any payments pursuant to this Section 7.

         8. Conversion.

         (a) Conversion at Holders' Option. Each Convertible Preferred Share shall be convertible at the option of the holder under this Section 8, at any time and from time to time, in whole or in part, into (x) a number of fully paid and non-assessable shares of Common Stock, free of liens and not subject to preemptive rights, equal to the then Face Value of such Convertible Preferred Share divided by the Conversion Price and (y) an amount, payable in cash, equal to the amount of the dividends on such Convertible Preferred Share that have accrued since the prior Semi-Annual Dividend Payment Date and have not been paid in cash, whether or not earned or declared. The Board shall not declare as a dividend any payments pursuant to this Section 8.

         (b) Procedure for Conversion at Holders' Option. Each holder of Convertible Preferred Shares who wishes to convert some or all of such shares into shares of Common Stock shall surrender the certificate or certificates for such shares, duly endorsed, at the office of the Corporation and give written notice to the Corporation at such office that such holder elects to convert a specified number of Convertible Preferred Shares. A holder of Convertible Preferred Shares may give an effective conversion notice even if the Corporation has given notice of redemption under Section 10(c). The Corporation shall then promptly issue and deliver to such holder (x) a certificate or certificates for the number of shares of Common Stock to which such holder is entitled as a result of the conversion, (y) if fewer than all the Convertible Preferred Shares represented by any such surrendered certificate are converted, a new certificate representing the Convertible Preferred Shares which were not converted, and (z) any cash payment due to such holder pursuant to Section 8(a) or Section 8(c).

         (c) No Fractional Shares. No fractional shares or scrip representing fractions of Common Stock shall be issued upon conversion of Convertible Preferred Shares. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of Convertible Preferred Shares, the Corporation shall pay an amount in cash equal to such fractional interest multiplied by the Current Per Share Market Price of the Common Stock on the day such Convertible Preferred Shares are deemed to have been converted.

         (d) No Charge for Certain Conversion Costs. The issuance of certificates for shares of Common Stock upon conversion of Convertible Preferred Shares shall be made without charge to the holders of such shares for any issuance tax or other cost incurred by the Corporation in connection with such conversion and/or the issuance of shares of Common Stock, except for any tax payable in respect of any transfer into a name other than that of the holder of record of the converted Convertible Preferred Shares.

         (e) Date of Conversion. Any conversion pursuant to this Section 8 shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate or certificates representing the Convertible Preferred Shares to be converted, and the Person in whose name any certificate or certificates for shares of Common Stock is issuable upon such conversion shall be treated for all purposes as the holder of record of such shares of Common Stock on such date.

         (f) Reservation of Shares of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Convertible Preferred Shares, such number of shares of Common Stock as may be issued upon conversion of all outstanding Convertible Preferred Shares not previously converted.

         9. Anti-Dilution Adjustments.

         (a) Dividends, Splits, Reorganizations etc. If the Corporation at any time after the date of the first issuance of Convertible Preferred Shares:

         (i) fixes a record date for a dividend or distribution on shares of Common Stock payable in Common Stock;

         (ii)     subdivides or splits the outstanding shares of Common Stock;

         (iii) combines the outstanding shares of Common Stock into a smaller number of shares;

         (iv) changes the number of shares of outstanding Common Stock by reclassifying its Common Stock; or

         (v) consolidates with, or merges with or into any other person, or engages in any reorganization, reclassification or recapitalization, in which the holders of Common Stock are entitled to receive stock, securities, cash or other assets with respect to or in exchange for Common Stock, then the Convertible Preferred Shares outstanding on such record date for a dividend or distribution, or on the effective date of such subdivision split, combination, consolidation, merger, reorganization, reclassification or recapitalization, shall remain outstanding (or, in a consolidation, merger or other transaction in which the Corporation is not the surviving entity, shall be exchanged for preferred stock, or other equivalent ownership interests, in the surviving entity with equivalent rights to those of the Convertible Preferred Shares), and the Conversion Price and the kind and amount of stock, securities, cash or other assets issuable upon conversion of such Convertible Preferred Shares (or other preferred stock or ownership interests, as the case may be) shall be adjusted so that the conversion after such time shall entitle the holder to receive the aggregate number of shares of Common Stock, or stock, securities, cash and other assets, which, if the Convertible Preferred Shares had been converted immediately prior to such time, such holder would have been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger, reorganization, reclassification or recapitalization. Such adjustment shall become effective immediately after the effective date, retroactive to the record date in the case of a dividend or distribution. Such adjustments shall be made successively whenever any such event occurs. This Section 9(a) shall not apply to any transaction to which
Section 11 applies.

         (b) Extraordinary Dividends and Distributions. If the Corporation at any time after the date of the first issuance of Convertible Preferred Shares fixes a record date for a dividend or distribution to all holders of its outstanding Common Stock of evidences of indebtedness of the Corporation, cash, assets or securities (except Common Stock and Excluded Securities), and whether by way of dividend, spin-off, reclassification, recapitalization, similar corporate reorganization or otherwise (other than cash dividends which, in any fiscal year, do not in the aggregate exceed 20% of the Corporation's net income in the prior fiscal year) ("Other Distribution"), then the Corporation shall make adequate provision so that each holder of Convertible Preferred Shares will receive, in addition to shares of Common Stock upon conversion of its Convertible Preferred Shares, at the election of the holders of a majority of the Convertible Preferred Shares, either:

         (i) the Other Distribution to which such holder would have been entitled as a holder of shares of Common Stock if such holder had converted its Convertible Preferred Shares immediately prior to the record date for the Other Distribution; or

         (ii)     the cash equivalent of the Other Distribution.

Such adjustments shall be made successively whenever any such dividend is paid or distribution occurs, and shall become effective on the date of the dividend or distribution and be retroactive to the record date for the dividend or distribution.

         (c) Sales Below the Current Per Share Market Price. Except to the extent that an adjustment has already been made under Section 9(a), if the Corporation at any time after the date of the first issuance of Convertible Preferred Shares issues or sells any shares of Common Stock (except Excluded Securities) without consideration or for a consideration per share less than the Current Per Share Market Price on the date of such issuance or sale, the Conversion Price shall be adjusted, as of the close of business on the date of such issuance or sale, to an amount equal to the Conversion Price in effect immediately prior to such issuance or sale multiplied by the following adjustment factor:

   Adjustment  =  (Current Common Shares  x  Current Price)  +  Consideration
      Factor      -----------------------------------------------------------
                            Resulting Common Shares x Current Price

   where:

   "Consideration" means the aggregate consideration paid or payable for the shares of Common Stock being issued or sold.

   "Current Common Shares" means the number of shares of Common Stock issued and outstanding immediately before the issuance or sale giving rise to the adjustment.

   "Current Price" means the Current Per Share Market Price on the day of the issuance or sale giving rise to the adjustment.

    "Resulting Common Shares" means the sum of the Current Common Shares and the number of shares of Common Stock included in the issuance or sale giving rise to the adjustment.

Such adjustments shall be made successively whenever any such issuance or sale occurs.

         (d) Equity-Linked Securities. Except to the extent that an adjustment has already been made under Section 9(a) or Section 9(b), if the Corporation at any time after the date of the first issuance of Convertible Preferred Shares issues, sells or grants any Equity-Linked Securities (except Excluded Securities) and the sum of the aggregate consideration paid or payable for the issuance, sale or grant of such Equity-Linked Securities plus the minimum consideration payable to exercise, convert or exchange all such Equity-Linked Securities for shares of Common Stock, all divided by the maximum number of shares of Common Stock issuable upon exercise, conversion or exchange of all such Equity-Linked Securities, is less than the Current Per Share Market Price on the date of such issuance, sale or grant:

         (i) subject to Section 9(d)(ii), the maximum number of shares of Common Stock issuable upon exercise, conversion or exchange of all such Equity-Linked Securities shall be deemed to have been issued as of the date of the issuance, sale or grant of such Equity-Linked Securities and the Conversion Price shall be adjusted pursuant to Section 9(c) as though the Corporation had issued such maximum number of shares of Common Stock and received as consideration for the issuance of such shares of Common Stock an amount equal to the sum of the aggregate consideration paid or payable for the issuance, sale or grant of such Equity-Linked Securities plus the minimum consideration payable to exercise, convert or exchange all such Equity-Linked Securities for shares of Common Stock;

         (ii) if, over time or on the occurrence or non-occurrence of specified events (except by reason of anti-dilution adjustments similar to those in this Certificate of Designations), the minimum consideration payable to exercise, convert or exchange such Equity-Linked Securities for shares of Common Stock is reduced, or the maximum number of shares of Common Stock to which holders of such Equity-Linked Securities are entitled upon exercise, conversion or exchange is increased, the amount of consideration deemed to be received by the Corporation, or the number of shares of Common Stock issuable upon exercise, conversion or exchange of such Equity-Linked Securities, shall be recalculated upon the occurrence or non-occurrence of such events using such reduced minimum consideration amount or such increased maximum share number (although, if the minimum consideration payable to exercise, convert or exchange all such Equity-Linked Securities for shares of Common Stock is subsequently increased, or the maximum number of shares of Common Stock to which holders are entitled upon exercise, conversion or exchanged of all such Equity-Linked Securities is subsequently decreased, the amount of consideration deemed to be received, or number of shares of Common Stock deemed to have been issued, by the Corporation shall again be recalculated using the increased minimum consideration amount or such decreased maximum share number); and

         (iii) if any such Equity-Linked Securities expire unexercised, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect had an adjustment been made on the basis that the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise, conversion or exchange of such Equity-Linked Securities, and such shares of Common Stock, if any, were issued or sold for the aggregate consideration received upon such exercise, conversion or exchange plus the aggregate consideration, if any, received for the issuance or sale of all such Equity-Linked Securities, whether or not exercised, converted or exchanged.

Adjustments under this Section 9(d) shall be made successively whenever the Corporation issues, sells or grants Equity-Linked Securities. Except as provided in Section 9(d)(iii), no further adjustment of the Conversion Price shall be made as a result of the actual issuance of shares of Common Stock on the exercise, conversion or exchange of such Equity-Linked Securities.

         (e) Rights Distributed Under the Rights Agreement. While the Rights Agreement remains in effect:

         (i) holders who convert Convertible Preferred Shares before the Distribution Date will receive, in addition to the shares of Common Stock issued on the conversion, one Right for each such share of Common Stock;

         (ii) if the Distribution Date occurs, the Rights that become exercisable will be treated as having been issued for no consideration as of the Distribution Date, and Rights issued after the Distribution Date will be treated as having been issued for no consideration as of their issue date and, except as provided in Section 9(e)(iv), an adjustment will be made accordingly under Section 9(d) or, if applicable,
                  Section 9(f) and Section 9(g);

         (iii)    no adjustment to the Conversion Price will be made under this
                  Section 9 for the issuance of Rights except as provided in
                  Section 9(e)(ii); and

         (iv) no adjustment will be made under this Section 9 for the benefit of a holder of Convertible Preferred Shares (or any of its "Affiliates" or "Associates" as defined in the Rights Agreement) where that holder became an "Acquiring Person" under the Rights Agreement and, as a result, caused the Rights to become exercisable.

         (f) Other Dilutive Securities. The Corporation shall not (i) issue, sell or grant equity securities (except Common Stock and Equity-Linked Securities) that participate with shares of Common Stock in dividends, distributions or other rights ("Other Dilutive

Securities"), or (ii) declare or pay dividends or distributions (whether of evidences of indebtedness of the Corporation, cash, assets or securities) in respect of Other Dilutive Securities or Equity-Linked Securities unless, in each case, this Section 9 is first amended to preserve without dilution, on a basis consistent with the essential intent and principles established in
Section 9, the conversion rights of the Convertible Preferred Shares.

         (g) Other Dilutive Events. If any event occurs to which Section 9 does not strictly apply but as to which the failure to make an adjustment would not fairly protect the conversion rights in respect of the Convertible Preferred Shares in accordance with the essential intent and principles of Section 9, then the Corporation shall appoint a firm of independent certified public accountants of recognized national standing to give their opinion on the adjustment needed to preserve without dilution, on a basis consistent with the essential intent and principles established in Section 9, the conversion rights of the Convertible Preferred Shares. On receiving this opinion, the Corporation will promptly mail a copy of it to each holder of Convertible Preferred Shares and shall make the adjustments described in it.

         (h) Valuation of Consideration and Non-Cash Distributions. If any of the consideration received or to be received by the Corporation in respect of shares of Common Stock or Equity-Linked Securities is in a form other than cash, or the Corporation or any other person distributes assets (other than cash) or securities to securityholders, the fair market value of such consideration, assets or securities will be used in determining adjustments under this Section 9. The fair market value shall be determined in good faith by the Board unless holders of a majority of the outstanding Convertible Preferred Shares object to the Board's determination, in which case the Board shall retain an independent appraiser reasonably satisfactory to such holders to determine the fair market value. If the fair market value so determined by the independent appraiser is more than 90% (in the case of non-cash consideration received or to be received by the Corporation) or is less than 110% (in the case of distributions of non-cash assets or securities) of the fair market value determined by the Board, the objecting holders shall pay the independent appraiser's fees and expenses. When the Corporation issues, sells or grants shares of Common Stock or Equity-Linked Securities, the amount of consideration paid or payable to the Corporation in respect of such shares or securities and taken into account under this Section 9 shall not include any amounts paid for accrued dividends or accrued interest.

         (i) Allocating Consideration. If shares of Common Stock or Equity-Linked Securities are issued, sold or granted together with other stock or securities or other assets of the Corporation for an aggregate consideration that covers both, the consideration paid or payable to the Corporation for the shares of Common Stock or Equity-Linked Securities shall be the portion of the aggregate consideration paid or payable to the Corporation that may be reasonably determined in good faith by the Board to be allocable to such shares of Common Stock or Equity-Linked Securities unless holders of a majority of the outstanding Convertible Preferred Shares object to the Board's determination, in which case the Board shall retain an independent appraiser reasonably satisfactory to such holders to determine the allocation. If the amounts allocated to the shares of Common Stock or Equity-Linked Securities as determined by the independent appraiser do not differ by 10% or more from the allocation determined by the Board, the objecting holders shall pay the independent appraiser's fees and expenses.

         (j) Notice of Adjustments. Calculations under this Section 9 shall be made to the nearest four decimal points. The Corporation shall notify holders of Convertible Preferred Shares promptly after making any adjustment under this
Section 9, and include reasonable detail on the event requiring such adjustment and the calculation of such adjustment. On a holder's request at any time, the Corporation shall promptly deliver to such holder a notice stating the then Conversion Price (and showing how it was calculated) and the number of shares of Common Stock and the amount of any other stock, securities, cash or other assets which would at that time be received on converting the holder's Convertible Preferred Shares.

         (k) New York Stock Exchange Rules. No adjustment shall be made pursuant to this Section 9 if such adjustment would constitute a material violation of the rules of the New York Stock Exchange or any other securities exchange on which any of the Corporation's securities are listed or admitted to trading.

         (l) Adjustments to Other Shares. If, as a result of this Section 9, holders of Convertible Preferred Shares upon subsequent conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, the number of such other shares so receivable upon conversion shall be subject to adjustment on terms as nearly equivalent as practicable to those in this Section 9.

         10. Redemption.

         (a) Redemption at Corporation's Election. On or at any time after the fifth anniversary of the first issue of Convertible Preferred Shares, the Corporation may elect to redeem for cash the outstanding Convertible Preferred Shares in whole or in part from time to time, at a redemption price per share equal to the Face Value, plus the amount of dividends on such Convertible Preferred Share that have accrued since the prior Semi-Annual Dividend Payment Date and which have not been paid in cash (whether or not earned or declared), as of the last Trading Day before the redemption date.

         (b) Redemption of Less than All Convertible Preferred Shares. Subject to the Securities Purchase Agreement, if fewer than all the outstanding Convertible Preferred Shares are to be redeemed, the number of shares to be redeemed shall be determined by the Board and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board or by any other method that may be determined by the Board in its sole discretion to be equitable.

         (c) Notice of Redemption. Notice of any such redemption shall be given by mailing to the holders of the Convertible Preferred Shares to be redeemed a notice of such redemption, by first class prepaid mail, not later than the twentieth day and not earlier than the sixtieth day before the date fixed for redemption, at their last address as shall appear upon the books of the Corporation. Each such notice shall state:

         (i)      the redemption date;

         (ii) the number of shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder;

         (iii)    the redemption price;

         (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and

         (v) that, on the close of business on such redemption date, dividends on the shares to be redeemed will cease to accrue and such shares will be deemed to be no longer outstanding (unless the Corporation does not on the redemption date either pay the redemption price or set aside the redemption price for payment in accordance with Section 10(d)(ii)).

Failure to duly give such notice by first class prepaid mail, or any defect in such notice, to any holder of Convertible Preferred Shares shall not affect the validity of the proceedings for the redemption of Convertible Preferred Shares held by any other holder.

         (d) Consequences of Redemption Date. From the redemption date, dividends will cease to accrue on the Convertible Preferred Shares being redeemed, and such Convertible Preferred Shares shall be deemed to be no longer outstanding, and all rights of the holders of such Convertible Preferred Shares (except the right to receive from the Corporation the redemption price and any interest under Section 10(e)) shall cease provided that:

         (i) the holders of such Convertible Preferred Shares have received the notice mailed in accordance with Section 10(c); and

         (ii) on or before the redemption date, the Corporation has set aside the funds necessary for such redemption, separate and apart from its other funds in trust for the pro rata benefit of the holders of such Convertible Preferred Shares, so as to be, and to continue to be, available for that purpose.

         (e) Surrender of Certificate. On surrender of the certificates for any Convertible Preferred Shares so redeemed (properly endorsed or assigned for transfer), such shares shall be redeemed by the Corporation at the redemption price. If the Corporation does not pay the redemption price within five Business Days of a holder of such Convertible Preferred Shares duly surrendering its certificate, the Corporation shall pay such holder interest on the unpaid redemption price from the end of such period at a rate of 10.25% per annum. If fewer than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

         (f) Effect of Conversion or Other Redemption. If a notice of conversion is given pursuant to Section 8 or Section 11, or notice to redeem is given pursuant to Section 11, before the redemption date fixed by the Corporation pursuant to this Section 10, the right of the Corporation to redeem such Convertible Preferred Shares under this Section 10 shall terminate (subject to being revived upon the Corporation giving a further notice under Section 10(c) if the conversion or redemption pursuant to Section 8 or Section 11 does not occur due to the actions of the holder who gave the notice), notwithstanding that the Corporation has mailed a notice of redemption. If the Corporation defaults in setting aside or making payment in cash of the redemption price under Section 10(d)(ii) or Section 10(e) in respect of Convertible Preferred Shares, the holders of such Convertible Preferred Shares may give a notice pursuant to Section 8 or Section 11 if otherwise eligible to do so, in which case such shares shall be treated as not having been redeemed under this Section 10 and the right of the Corporation to redeem such shares under this Section 10 shall terminate.

         (g) No Dividend. The Board shall not declare as a dividend any payments pursuant to this Section 10.

         11. Change of Control.

         (a) Notice to Holders of Change of Control. The Corporation shall, not fewer than 30 days prior to the consummation of a transaction to which it is or will be a party that will result in a Change of Control or within 15 days of becoming aware of the occurrence of any other Change of Control, mail to each holder of Convertible Preferred Shares a notice notifying the holder of:

         (i)      the Change of Control;

         (ii)     the circumstances and facts regarding the Change of Control;

         (iii) the holder's right to elect, within 15 days of receiving the notice, to require the Corporation to redeem for cash some or all of the holder's Convertible Preferred Shares or, at the holder's election, to convert some or all of the holder's Convertible Preferred Shares (and state that the procedures for making such an election are in Section 11(d) of this Certificate of Designations);

         (iv) the redemption price payable if the holder so elects to have the Corporation redeem the holder's Convertible Preferred Shares;

         (v) the number of shares of Common Stock, and the amount of all cash payments, that the holder will receive if it so elects to have the Corporation convert the holder's Convertible Preferred Shares; and

         (vi) the Corporation's right, within 30 days after the end of the 15 day period during which the holder can exercise its election, to require the holder to convert some or all of its remaining Convertible Preferred Shares.

         (b) Holders' Right to Sell to the Corporation or to Convert. Each holder of Convertible Preferred Shares may, within 15 days of receiving the Corporation's notice pursuant to Section 11(a), but subject to the occurrence of the Change of Control, require the Corporation to:

         (i) redeem for cash some or all of such holder's Convertible Preferred Shares, at an aggregate redemption price equal to the greater of:

                  (A)      the sum of:

                                    (1)     the product of $1,000 (as adjusted
                                            for any stock splits, combination,
                                            reclassification or similar event
                                            involving the Convertible Preferred
                                            Shares) multiplied by the aggregate
                                            number of Convertible Preferred
                                            Shares to be redeemed under this
                                            Section 11(b)(i), plus

                                    (2)     an amount (which may not be less
                                            than zero) equal to (a) the product
                                            of $500 (as adjusted for any stock
                                            splits, combination,
                                            reclassification or similar event
                                            involving the Convertible Preferred
                                            Shares) multiplied by the aggregate
                                            number of Convertible Preferred
                                            Shares to be redeemed under this
                                            Section 11(b)(i) minus (b) the sum
                                            of the aggregate amount of
                                            dividends paid in cash on such
                                            Convertible Preferred Shares since
                                            the date of issuance and such
                                            holder's Warrant Gain; and

                           (B)      the aggregate Face Value of such
                                    Convertible Preferred Shares plus the
                                    aggregate amount of dividends on such
                                    Convertible Preferred Shares that have
                                    accrued since the prior Semi-Annual
                                    Dividend Payment Date, and which have not been paid in cash, whether or not earned or declared; or

                  (ii) convert some or all of such holder's Convertible Preferred Shares into the number of shares of Common Stock, and the cash payment, determined as if
                           Section 8(a) applied (or if, in connection with a merger, consolidation or similar transaction constituting a Change of Control, holders of shares of Common Stock were entitled to receive other stock, securities, cash or assets in respect of their shares of Common Stock, the holder shall receive such other stock, securities, cash or assets which, if such Convertible Preferred Shares had been converted immediately prior to such Change of Control, the holder would have been entitled to receive plus an amount, payable in cash, equal to the amount of dividends on such Convertible Preferred Shares that have accrued since the prior Semi-Annual Payment Date through the date of the Change of Control and have not been paid in cash, whether or not earned or declared).

         (c) Payment on Conversion on or before Third Anniversary. If any Convertible Preferred Share is converted pursuant to Section 11(b)(ii) or
Section 11(e) on or before the third anniversary of the first issuance of Convertible Preferred Shares, the Corporation shall pay in cash to the holder an amount equal to the dividends that would have accrued on such Convertible Preferred Share through the third anniversary of the first issuance of Convertible Preferred Shares, minus the sum of (x) the aggregate amount of dividends paid in cash through the date of conversion, (y) the aggregate amount of dividends added to the Face Value under Section 3(d) and not thereafter paid in cash and (z) the cash payment pursuant to Section 11(b)(ii) or Section 11(e). Such payment is in addition to the shares of Common Stock or the other stock, securities, cash or assets issued upon the conversion.

         (d) Procedure for Exercising Holders' Rights. A holder who wishes to have the Corporation redeem Convertible Preferred Shares, or to convert Convertible Preferred Shares under Section 11(b), shall give written notice within the time period specified in Section 11(b) to the Corporation at such office that such holder elects to have the Corporation redeem such shares or to convert such shares and shall state in such notice the number of Convertible Preferred Shares to be redeemed or converted. Such notice shall be accompanied by the certificate or certificates for such shares, duly endorsed. The Corporation shall immediately prior to or simultaneously with the consummation of the Change of Control (or else promptly, if the Corporation gave its notice under Section 11(b) after the Change of Control) issue and deliver to such holder (w) the cash payment to which such holder is entitled on any such redemption, (x) a certificate or certificates for the number of shares of Common Stock or the other stock, securities, cash or assets to which such holder is entitled as a result of any such conversion, (y) if fewer than all the shares represented by any such surrendered certificate are redeemed or converted, a new certificate representing the Convertible Preferred Shares which were not redeemed or converted and (z) any cash payments to which such holder is entitled pursuant to Section 11(b)(ii) and Section 11(c).

         (e) Conversion at the Corporation's Request. At any time after the end of the period during which holders of Convertible Preferred Shares are entitled to exercise their rights under Section 11(b), the Corporation shall have the right to give notice to the holders of Convertible Preferred Shares requiring them to convert some or all of their Convertible Preferred Shares in respect of which they did not exercise their rights under Section 11(b) in the manner and with the results set forth in Section 11(b)(ii) and Section 11(c). Promptly upon receiving such a notice (and in any event prior to the consummation of the Change of Control if the Corporation gave its notice under Section 11(a) no fewer than 30 days before the Change of Control), each such holder shall surrender the certificate or certificates for such shares, duly endorsed, at the office of the Corporation. The Corporation shall immediately prior to or simultaneously with the consummation of the Change of Control (or else promptly, if the Corporation gave its notice under Section 11(b) after the Change of Control) issue and deliver to such holder (x) a certificate or certificates for the number of shares of Common Stock or the other stock, securities, cash or assets to which such holder is entitled as a result of the conversion, (y) if fewer than all the Convertible Preferred Shares represented by any such surrendered certificate are converted, a new certificate representing the Convertible Preferred Shares which were not converted, and (z) any cash payments which to such holder is entitled pursuant to Section 11(b)(ii) and Section 11(c).

         (f) Effective Date of Conversion. Any conversion pursuant to this
Section 11 shall be deemed to have been made immediately prior to the Change of Control, and the Person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the holder of such shares of Common Stock on such date.

         (g) Other Conversion Provisions Apply. Section 8(c), Section 8(d) and
Section 8(f) shall apply to conversions pursuant to this Section 11.

         (h) No Dividend. The Board shall not declare as a dividend any payments pursuant to this Section 11.

         12. Obligations Regarding Mergers and Other Transactions. The Corporation will not consummate a transaction described in Section 9(a)(v), or a merger, consolidation or similar transaction constituting a Change of Control, unless each person (except the Corporation) required to deliver stock, securities, cash or other assets in connection with that transaction assumes, by written instrument delivered to, and reasonably satisfactory to, each record holder of Convertible Preferred Shares:

         (i) equivalent obligations to those in this Certificate of Designations (and, if the Corporation survives the consummation of the transaction and the Convertible Preferred Shares or other preferred equity securities issued in exchange for the Convertible Preferred Shares are outstanding, this assumption is in addition to, and does not release the Corporation from, the Corporation's continuing obligations under this Certificate of Designations); and

         (ii) the obligation to deliver to the holder the stock, securities, cash or other assets to which the holder is entitled on the conversion of the Convertible Preferred Shares or the securities for which they were exchanged.

If the holders of a majority of the outstanding Convertible Preferred Shares request, this instrument shall be accompanied by a written opinion of counsel to each such person, which opinion shall be reasonably satisfactory to such holders, stating that such person is obligated to deliver to the holders of Convertible Preferred Shares, at the time required by this Certificate of Designations, the stock, securities, cash or other assets to which the holder is entitled under Section 9(a)(v) or Section 11(b)(ii) as a result of or following the transaction, and that terms equivalent to those in the Certificate of Designations will apply to such stock, securities, cash or other assets.

         13. Good Faith Actions. The Corporation shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such actions as may be reasonably necessary or appropriate to protect the rights of the holders of Convertible Preferred Shares hereunder against impairment (including the rights to convert Convertible Preferred Shares and rights upon a Change of Control).

         14. Severability of Provisions. If any provision of this Certificate of Designations is held to be invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other provisions of this Certificate of Designations which can be given effect without the invalid, unlawful or unenforceable provision shall remain in effect.

         15. Notice. All notices referred to herein shall be in writing, and shall be deemed to have been given upon the earlier of receipt of such notice or (x) four Trading Days after the mailing of such notice if sent by registered mail with postage prepaid or (y) on the day signed for if sent by overnight courier, in either case addressed:

         (i) if to the Corporation, to its offices at 2950 North Loop West, Suite 700, Houston, TX 77092, Attention: General Counsel;

         (ii) if to any holder of the Convertible Preferred Shares, to such holder at the address of such holder of the Convertible Preferred Shares as listed in the stock record books of the Corporation; or

         (iii) to such other address as the Corporation or holder, as the case may be, shall have designated by notice given in the manner prescribed by this Section 15.

         IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Chief Executive Officer this day of , 2003.

                                      NATCO GROUP INC.


                                      By:
                                         ------------------------------------

                                                                      EXHIBIT B

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER THAT ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION TO THE REGISTRATION REQUIREMENTS OF THAT ACT AND THOSE LAWS.


THE SECURITIES REPRESENTED BY THIS WARRANT ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND CAN BE TRANSFERRED ONLY PURSUANT TO THE TERMS OF A SECURITIES PURCHASE AGREEMENT DATED AS OF MARCH 13, 2003 AMONG NATCO GROUP INC.AND LIME ROCK PARTNERS II, L.P.


                                NATCO Group Inc.

                         Common Stock Purchase Warrant
                             Expiring on [ ], 2006

                                                                  New York, N.Y.
                                                                  [Closing Date]

No. W-001

                  NATCO Group Inc., a Delaware corporation ("NATCO"), for value received, hereby certifies that Lime Rock Partners II, L.P., a Cayman Islands exempted limited partnership ("Purchaser"), or its permitted assigns, is entitled to buy from NATCO 248,800 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $0.01, of NATCO, at the purchase price per share determined under Section 1.1 and Section 2, before 5:00 p.m., New York City time, on [ ], 2006, subject to the terms, conditions and adjustments in this Warrant.

                  This Warrant is the Common Stock Purchase Warrant, originally issued on [Closing Date] in connection with the issuance and sale by NATCO of 15,000 shares of its Series B Convertible Preferred Stock, par value $0.01 ("Convertible Preferred Shares"), under a Securities Purchase Agreement, dated as of March 13, 2003, by and between NATCO and Purchaser. This Warrant evidences rights to purchase 248,800 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $0.01, subject to adjustment as provided in this Warrant. Certain capitalized terms used in this Warrant are defined in Section 15.

         1. Exercise of Warrant.

         1.1 Manner of Exercise by the Holder.

         (a) Exercise for Cash: The holder of the Warrant or any part of it ("Holder"), may exercise it, in whole or in part, during normal business hours on any Business Day by:

         (i) surrendering the Warrant, with a subscription in the form of Exhibit A (or a reasonable facsimile) ("Subscription Notice") duly executed by the Holder, to NATCO at its principal office (or, if the exercise is in connection with an underwritten Public Offering of shares of Common Stock subject to the Warrant, at the location at which NATCO agrees to deliver the shares of Common Stock subject to the offering); and

         (ii) paying, in cash, by certified or official bank check payable to the order of NATCO or by wire transfer in same-day funds, the amount ("Aggregate Exercise Price") equal to the Exercise Price multiplied by the number of shares of Common Stock that the Holder is entitled to receive following that exercise.

The "Exercise Date" is the date on which such delivery and payment has occurred. The Holder is then entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock determined under Section 2.

         (b) Cashless Exercise: Instead of tendering the Aggregate Exercise Price to NATCO, the Holder may exercise the Warrant by performing a "Cashless Exercise" of the Warrant, in whole or in part, by surrendering the Warrant to NATCO, with a duly executed Subscription Notice marked "Cashless Exercise" and specifying the number of shares of Common Stock the Holder wishes to obtain out of the total for which the Warrant is exercisable. The Holder will then:

         (i) be deemed to have exercised this Warrant for the number of shares of Common Stock so specified in the Subscription Notice; and

         (ii) be entitled to receive that lesser number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock having a value (at the Current Per Share Market Price on the Business Day preceding the Exercise Date) of:

                  (A) the Current Per Share Market Price per share of Common Stock on the Business Day preceding the Exercise Date multiplied by the number of the shares of Common Stock into which the Warrant, or the part of it specified by the Holder, would have been exercisable under Section 1.1(a) on the Holder paying the Aggregate Exercise Price minus

                  (B) the Aggregate Exercise Price the Holder would have been required to pay under Section 1.1(a) in respect of the exercise.

         1.2 When Exercise Deemed Effected. Each exercise of the Warrant shall be deemed to have been effected immediately before the close of business on the Exercise Date. The person or persons in whose name or names the certificate or certificates for shares of Common Stock issuable on the exercise under Section
1.1 shall be deemed to have become the holder or holders of record at this time.

         1.3 Delivering Stock Certificates, etc. As soon as practicable after the Holder exercises the Warrant, in whole or in part, and in any event within five Business Days after the Exercise Date (unless the exercise is in connection with an underwritten Public Offering of shares of Common Stock subject to the Warrant, in which case, concurrently with the exercise), NATCO at its expense (including paying taxes payable on issuing the shares, but excluding transfer taxes) shall cause to be issued in the name of and delivered to the Holder or, as the Holder (on paying any transfer taxes) may direct:

         (i) a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock to which the Holder is entitled on the exercise (in such denominations as the Holder reasonably requests in the Subscription Notice) plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash in an amount equal to the same fraction of the Current Per Share Market Price per share of Common Stock on the Business Day preceding the Exercise Date; and

         (ii) in case the exercise is in part only, a new Warrant or Warrants (in such denominations as the Holder reasonably requests) equivalent to this Warrant, calling in the aggregate on the face or faces for the number of shares of Common Stock equal to the number of such shares for which this Warrant was exercisable immediately before the partial exercise minus the number of such shares specified by the Holder in the Subscription Notice on exercise under Section 1.1.

         2. Number of Shares of Common Stock Issuable on Exercise.

         2.1 Exercise Price; Number of Shares. The "Exercise Price", which initially is $10.00, shall be adjusted and readjusted from time to time under this Section 2. The number of shares of Common Stock which the Holder is entitled to receive on each exercise of the Warrant is determined by multiplying the number of shares of Common Stock which would otherwise (but for this Section 2) be issuable on the exercise by a fraction of which (x) the numerator is $10.00 and (y) the denominator is the Exercise Price in effect on the Exercise Date.

         2.2 Stock Dividends, Subdivisions, Combinations, Mergers, etc. If NATCO after the date of this Warrant:

         (i) fixes a record date for a dividend or distribution on shares of Common Stock payable in Common Stock;

         (ii)     subdivides or splits the outstanding shares of Common Stock;

         (iii) combines the outstanding shares of Common Stock into a smaller number of shares;

         (iv) changes the number of shares of outstanding Common Stock by reclassifying its Common Stock; or

         (v) consolidates with, or merges with or into any other Person, or engages in a reorganization, reclassification or recapitalization, in which the holders of Common Stock are entitled to receive stock, securities, cash or other assets with respect to or in exchange for Common Stock, then the Exercise Price and the kind and amount of stock, securities, cash or other assets issuable on exercise of the Warrant on or after the record date for the dividend or distribution, or the effective date of the subdivision, split, combination, consolidation, merger, reorganization, reclassification or recapitalization, shall be adjusted so that the exercise of the Warrant after that time entitles the Holder to receive the aggregate number of shares of Common Stock, or stock, securities, cash and other assets, which, if the Warrant had been exercised immediately before that time, the Holder would have been entitled to receive by virtue of the dividend, distribution, subdivision, split, combination, consolidation, merger, reorganization, reclassification or recapitalization. This adjustment shall become effective immediately after the effective date, retroactive to the record date in the case of a dividend or distribution. Such adjustments shall be made successively whenever any such event occurs. This Section 2.2 shall not apply to transactions to which Section 3 applies.

         2.3 Extraordinary Dividends and Distributions. If, at any time after the date of this Warrant, NATCO fixes a record date for a dividend or distribution to all holders of its outstanding Common Stock of evidences of indebtedness of NATCO, cash, assets or securities (except Common Stock and Excluded Securities), and whether by way of dividend, spin-off, reclassification, recapitalization, similar corporate reorganization or otherwise (other than cash dividends which, in any fiscal year, do not in the aggregate exceed 20% of NATCO's net income in the prior fiscal year) ("Other Distribution"), then NATCO shall make adequate provision so that the Holder will receive, in addition to shares of Common Stock on exercise of the Warrant, at the election of the holders of a majority of the interests under the Warrant (measured with respect to the number of shares of Common Stock for which each holder can exercise its interests), either:

         (i) the Other Distribution to which the Holder would have been entitled as a holder of shares of Common Stock if the Holder had exercised the Warrant immediately before the record date for the Other Distribution; or

         (ii)     the cash equivalent of the Other Distribution.

Such adjustments shall be made successively whenever any such dividend is paid or distribution occurs, and shall become effective on the date of the dividend or distribution and be retroactive to the record date for the dividend or distribution.

         2.4 Sales Below the Current Per Share Market Price. Except to the extent that an adjustment has already been made under Section 2.2, if NATCO after the date of this Warrant issues or sells any shares of Common Stock (except Excluded Securities) without consideration or for a consideration per share less than the Current Per Share Market Price on the date of such issuance or sale, the Exercise Price shall be adjusted, as of the close of business on the date of that issuance or sale, to an amount equal to the Exercise Price in effect immediately before that issuance or sale multiplied by the following adjustment factor:

     Adjustment  =  (Current Common Shares  x  Current Price)  +  Consideration
        Factor      -----------------------------------------------------------
                               Resulting Common Shares x Current Price

     where:

     "Consideration" means the aggregate consideration paid or payable for the shares of Common Stock being issued or sold.

     "Current Common Shares" means the number of shares of Common Shares issued and outstanding immediately before the issuance or sale giving rise to the adjustment.

      "Current Price" means the Current Per Share Market Price on the day of the issuance or sale giving rise to the adjustment.

      "Resulting Common Shares" means the sum of the Current Common Shares and the number of shares of Common Stock included in the issuance or sale giving rise to the adjustment.

Such adjustments shall be made successively whenever any such issuance or sale occurs.

         2.5 Equity-Linked Securities. Except to the extent that an adjustment has already been made under Section 2.2 or Section 2.3, if, after the date of this Warrant, NATCO issues, sells or grants any Equity-Linked Securities (except Excluded Securities) and the sum of the aggregate consideration paid or payable for the issuance, sale or grant of such Equity-Linked Securities plus the minimum consideration payable to exercise, convert or exchange all such Equity-Linked Securities for shares of Common Stock, all divided by the maximum number of shares of Common Stock issuable on exercise, conversion or exchange of all such Equity-Linked Securities, is less than the Current Per Share Market Price on the date of such issuance, sale or grant:

         (i) subject to Section 2.5(ii), the maximum number of shares of Common Stock issuable on exercise, conversion or exchange of all such Equity-Linked Securities shall be deemed to have been issued as of the date of the issuance, sale or grant of such Equity-Linked Securities and the Exercise Price shall be adjusted under Section 2.4 as though NATCO had issued such maximum number of shares of Common Stock and received as consideration for the issuance of such shares of Common Stock an amount equal to the sum of the aggregate consideration paid or payable for the issuance, sale or grant of such Equity-Linked Securities plus the minimum consideration payable to exercise, convert or exchange all such Equity-Linked Securities for shares of Common Stock;

         (ii) if, over time or on the occurrence or non-occurrence of specified events (except by reason of anti-dilution adjustments similar to those in this Warrant), the minimum consideration payable to exercise, convert or exchange such Equity-Linked Securities for shares of Common Stock is reduced, or the maximum number of shares of Common Stock to which holders of such Equity-Linked Securities are entitled on exercise, conversion or exchange is increased, the amount of consideration deemed to be received by NATCO, or the number of shares of Common Stock issuable on exercise, conversion or exchange of such Equity-Linked Securities, shall be recalculated on the occurrence or non-occurrence of such events using such reduced minimum consideration amount or such increased maximum share number (although, if the minimum consideration payable to exercise, convert or exchange all such Equity-Linked Securities for shares of Common Stock is subsequently increased, or the maximum number of shares of Common Stock to which holders are entitled on exercise, conversion or exchanged of all such Equity-Linked Securities is subsequently decreased, the amount of consideration deemed to be received, or number of shares of Common Stock deemed to have been issued, by NATCO shall again be recalculated using the increased minimum consideration amount or the decreased maximum share number); and

         (iii) if any such Equity-Linked Securities expire unexercised, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect had an adjustment been made on the basis that the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold on the exercise, conversion or exchange of such Equity-Linked Securities, and such shares of Common Stock, if any, were issued or sold for the aggregate consideration received on such exercise, conversion or exchange plus the aggregate consideration, if any, received for the issuance or sale of all such Equity-Linked Securities, whether or not exercised, converted or exchanged.

Any reduction in the number of shares of Common Stock for which the Warrant is exercisable as a result of this Section 2.5 shall be applied in its entirety to the number of shares of Common Stock for which the Warrant is exercisable as of the date the new adjustment is made. Adjustments under this Section 2.5 shall be made successively whenever NATCO issues, sells or grants Equity-Linked Securities. Except as provided in this Section 2.5, no further adjustment of the Exercise Price shall be made as a result of the actual issuance of shares of Common Stock on the exercise, conversion or exchange of Equity-Linked Securities.

         2.6 Rights Distributed Under the Rights Agreement. While the Rights Agreement remains in effect:

         (i) if the Holder exercises the Warrant before the Distribution Date it will receive, in addition to the shares of Common Stock issued on the exercise, one Right for each such share of Common Stock;

         (ii) if the Distribution Date occurs, the Rights that become exercisable will be treated as having been issued for no consideration as of the Distribution Date, and Rights issued after the Distribution Date will be treated as having been issued for no consideration as of their issue date and, except as provided in Section 2.6(iv), an adjustment will be made accordingly under Section 2.5 or, if applicable, Section
                  2.7 and Section 2.8;

         (iii)    no adjustment to the Exercise Price will be made under this
                  Section 2 for the issuance of Rights except as provided in
                  Section 2.6(ii); and

         (iv) no adjustment will be made under this Section 2 for the benefit of a Holder or any of its "Affiliates" or "Associates" as defined in the Rights Agreement where that Holder became an "Acquiring Person" under the Rights Agreement and, as a result, caused the Rights to become exercisable.

         2.7 Other Dilutive Securities. NATCO shall not (x) issue, sell or grant equity securities (except Common Stock and Equity-Linked Securities) that participate with shares of Common Stock in dividends, distributions or other rights ("Other Dilutive Securities"), or (y) declare or pay dividends or distributions (whether of evidences of indebtedness of NATCO, cash, assets or securities) in respect of Other Dilutive Securities or Equity-Linked Securities unless, in each case, this Section 2 is first amended to preserve without dilution, on a basis consistent with the essential intent and principles established in Section 2, the exercise rights of the Warrant.

         2.8 Other Dilutive Events. If any event occurs to which Section 2 does not strictly apply but as to which the failure to make an adjustment would not fairly protect the exercise rights with respect to the Warrant in accordance with the essential intent and principles of Section 2, then NATCO shall appoint a firm of independent certified public accountants of recognized national standing to give their opinion on the adjustment needed to preserve without dilution, on a basis consistent with the essential intent and principles of
Section 2, the exercise rights of the Warrant. On receiving this opinion, NATCO will promptly mail a copy of it to the Holder and shall make the adjustments described in it.

         2.9 Valuation of Consideration and Non-Cash Distributions. If any of the consideration received or to be received by NATCO in respect of shares of Common Stock or Equity-Linked Securities is in a form other than cash, or NATCO or any other Person distributes assets (other than cash) or securities to securityholders, the fair market value of such consideration, assets or securities will be used in determining adjustments under this Section 2. The fair market value shall be determined by the Board unless holders of a majority of the interests under the Warrant (measured with respect to the number of shares of Common Stock for which each holder can exercise its interest) object to the Board's determination, in which case the Board shall retain an independent appraiser reasonably satisfactory to those holders to determine the fair market value. If the fair market value so determined by the independent appraiser is more than 90% (in the case of non-cash consideration received or to be received by NATCO) or is less than 110% (in the case of distributions of non-cash assets or securities) of the fair market value determined by the Board, the objecting holders shall pay the independent appraiser's fees and expenses. When NATCO issues, sells or grants shares of Common Stock or Equity-Linked Securities, the amount of consideration paid or payable to NATCO in respect of such shares or securities and taken into account under this
Section 2 shall not include any amounts paid for accrued dividends or accrued interest.

         2.10 Allocating Consideration. If shares of Common Stock or Equity-Linked Securities are issued, sold or granted together with other stock or securities or other assets of NATCO for an aggregate consideration that covers both, the consideration paid or payable to NATCO for the shares of Common Stock or Equity-Linked Securities shall be the portion of the aggregate consideration paid or payable to NATCO that may be reasonably determined in good faith by the Board to be allocable to such shares of Common Stock or Equity-Linked Securities unless the holders of a majority of the interests under the Warrant (measured with respect to the number of shares of Common Stock for which each holder can exercise its interest) object to the Board's determination, in which case the Board shall retain an independent appraiser reasonably satisfactory to those holders to determine the allocation. If the amounts allocated to the shares of Common Stock or Equity-Linked Securities as determined by the independent appraiser do not differ by 10% or more from the allocation determined by the Board, the objecting holders shall pay the independent appraiser's fees and expenses.

         2.11 Notice of Adjustments. Calculations under this Section 2 shall be made to the nearest four decimal points. NATCO shall notify the Holder promptly after making any adjustment under this Section 2, and include reasonable detail on the event requiring the adjustment and the calculation of the adjustment. On a Holder's request at any time, NATCO shall promptly deliver to the Holder a notice stating the then Exercise Price (and showing how it was calculated) and the number of shares of Common Stock and the amount of any other stock, securities, cash or other assets which would at that time be received on exercising the Warrant.

         2.12 New York Stock Exchange Rules. No adjustment shall be made under this Section 2 if the adjustment would constitute a material violation of the rules of the New York Stock Exchange or any other securities exchange on which any of NATCO's securities are listed or admitted to trading.

         2.13 Adjustments to Other Shares. If, as a result of this Section 2, the Holder on subsequent exercise becomes entitled to receive any shares of capital stock of NATCO other than Common Stock, the number of shares so receivable on exercise shall be subject to adjustment on terms as nearly equivalent as practicable to those in this Section 2 and, to the extent appropriate, references to Common Stock in other provisions of this Warrant shall be read as including those other shares of capital stock.

         3. Stock Mergers; Change of Control.

         3.1 Changes to Warrant on a Stock Merger. If NATCO is party to a stock merger or consolidation in which shares of Common Stock as constituted immediately before the merger or consolidation are changed into or exchanged in whole or in part for shares of common stock or similar ownership interests of the surviving entity ("Stock Merger"), the terms of the Stock Merger shall provide that, except to the extent that the Holder exercises its rights under
Section 3.3, the Holder shall thereafter have the right to receive, on exercising this Warrant and paying the Exercise Price, the shares of common stock or similar ownership interests and other assets or consideration as may be issued with respect to or in exchange for the number of shares of Common Stock that would have been issued if the Holder had exercised the Warrant in whole immediately before the Stock Merger.

         3.2 Notice of Stock Merger. At least 15 days before the Stock Merger, NATCO shall give the Holder notice of:

         (i)      the Stock Merger;

         (ii)     the terms of the Stock Merger (in reasonable detail); and

         (iii) the Holder's rights under this Section 3 (which may be satisfied by stating, in prominent type, that the Holder should refer to Section 3 of the Warrant for a statement of its rights in connection with the Stock Merger).

         3.3 Holder's Option to Exercise. NATCO shall, not fewer than 30 days before the consummation of a transaction to which it is or will be a party that will result in a Change of Control or within 15 days of becoming aware of the occurrence of any other Change of Control, mail to the Holder a notice notifying the Holder of the Change of Control, the circumstances and facts surrounding the Change of Control, and the Holder's right to elect, within 15 days of receiving the notice, to exercise its rights to have NATCO repurchase the Warrant under Section 3.3 if the Holder does not give notice to NATCO to redeem any Convertible Preferred Shares it holds under section 11(b)(i) of the Certificate of Designations. Within 15 days of receiving NATCO's notice, the Holder may elect, instead of having the right thereafter to receive shares of Common Stock, or of common stock or similar ownership interests and other assets or consideration, to have NATCO repurchase the Warrant in whole or in part, subject to the Holder not giving notice to NATCO to redeem any Convertible Preferred Shares it holds under section 11(b)(i) of the Certificate of Designations. To exercise this election, the Holder shall give notice of its election to NATCO and surrender the Warrant to NATCO at its principal office. The Holder is then entitled to receive a repurchase price equal to (x) the Current Per Share Market Price on the date of the Change of Control minus the Exercise Price that would have applied if the Holder had exercised the Warrant under Section 1.1(a) on that date multiplied by (y) the number of shares of Common Stock the Holder would have acquired under Section 2.1 if it had exercised the Warrant on that date. NATCO shall pay the repurchase price to the Holder, by wire transfer in same-day funds to an account specified by the Holder, within two Business Days after the end of the period during which holders of Convertible Preferred Shares can give notice to NATCO under the Certificate of Designations to redeem any of their Convertible Preferred Shares.

         4. NATCO's Right to Require the Holder to Exercise the Warrant.

         4.1 Notice Requiring the Holder to Exercise the Warrant. NATCO may give the Holder notice to exercise the Warrant in whole but not in part if, on the 30 consecutive Trading Days ending on the day that NATCO gives the notice, shares of Common Stock have a closing price (determined in accordance with the definition of "closing price" within the definition of "Current Per Share Market Price" in Section 15.1) of more than $13.50. This notice shall state the Holder's rights and obligations under Section 4.2 (which may be satisfied by stating, in prominent type, that the Holder has ten Trading Days in which to exercise the Warrant and that the Holder should refer to Section 4.2 of the Warrant for a statement of its rights in connection with the notice). The amount of $13.50 shall be adjusted in the same manner as adjustments are made to the Exercise Price under Section 2.

         4.2 Holder's Exercise. The Holder has ten Trading Days after the day on which it actually receives NATCO's notice under Section 4.1 to elect to exercise the Warrant in accordance with its terms. If the Holder has not exercised the Warrant in whole by the end of this period, the Warrant shall terminate. However, NATCO's notice under Section 4.1 shall have no effect if shares of Common Stock have a closing price (determined in accordance with the definition of "closing price" within the definition of "Current Per Share Market Price" in Section 15.1) equal to or less than the Exercise Price at any time from when the Holder actually receives the notice through 5.00 p.m. (New York City time) on the second Trading Day after the day on which the Holder actually receives the notice (unless the Holder has already exercised the Warrant). For the purposes of determining when the Holder has actually received a notice under this Section 4.2, the times of deemed receipt in Section 14.1(b) do not apply.

         5. Liquidation, Dissolution, Winding Up. On NATCO's liquidation, dissolution or winding up, the Holder shall receive such cash or other assets (minus the Exercise Price) which the Holder would have been entitled to receive on the liquidation, dissolution or winding up had the Warrant been exercised in whole and the shares of Common Stock in respect of the exercise issued immediately before the liquidation, dissolution or winding-up.

         6. Registration Rights. If the Holder has signed, or has agreed in writing to be bound by Purchaser's duties and obligations under, the Registration Rights Agreement dated [Closing Date] between NATCO and Purchaser (as amended from time to time, the "Registration Rights Agreement") all shares of Common Stock issuable or issued on the exercise of the Warrant are subject to and entitled to the benefits of the registration rights and other provisions in the Registration Rights Agreement.

         7. Reservation of Stock, etc. NATCO shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance on the exercise of this Warrant, the number of shares of Common Stock issuable on exercise of this Warrant. On any increase in the number of shares of Common Stock for which this Warrant could be exercisable, NATCO shall take such steps as may be necessary to authorize, and shall reserve, a sufficient number of additional shares of Common Stock to permit the exercise in whole of this Warrant. Assuming the Holder pays the exercise price, on exercise of any Warrant for shares of Common Stock issuable on exercising the Warrant, those shares of Common Stock will be validly issued and outstanding, fully paid and nonassessable, free of Liens, not issued in breach of any preemptive rights and will have the voting and other rights of Common Stock.

         8. Listing on Securities Exchanges. NATCO shall list on each national securities exchange (or the Nasdaq National Market) on which Common Stock is at any time listed, and shall maintain the listing of, all shares of Common Stock from time to time issuable on exercising the Warrant, subject to official notice of issuance on the exercise of the Warrant. NATCO shall also so list on each national securities exchange or the Nasdaq National Market, and shall maintain the listing of, any other securities which the Holder is entitled to receive on exercising the Warrant, if at the time any securities of the same class as those other securities are listed on that national securities exchange or the Nasdaq National Market, as the case may be.

         9. Notices of Corporate Actions. In the event of:

         (i) NATCO taking a record of the holders of Common Stock or Convertible Preferred Shares to determine the holders entitled to a dividend or distribution, or any right to acquire shares of Common Stock or Equity-Linked Securities, or to receive any other right;

         (ii) a subdivision, split or combination of outstanding shares of Common Stock;

         (iii) a consolidation, merger, reorganization, reclassification or recapitalization involving NATCO, or a transfer of all or substantially all of NATCO's assets;

         (iv)     NATCO's dissolution, liquidation or winding up; or

         (v) any event not covered by paragraphs (i), (ii), (iii) or (iv) that would require an adjustment under Section 2,

NATCO shall give each Holder a notice, at least 15 days before the date of that event, stating the date or expected date of that event and reasonable details about that event (including reasonable details, insofar as they are known at the time of giving the notice, about matters that will or may affect the Exercise Price following that event and the securities or other assets deliverable or purchasable in connection with that event or on exercise of the Warrant following the event).

         10. Ownership, Transfer and Substitution of the Warrant.

         10.1 Ownership of Warrant. NATCO may treat the Person in whose name the Warrant, or any warrant or warrants issued in substitution for it, is registered on the register kept at NATCO's principal office as the owner and the Holder for all purposes, notwithstanding any notice to the contrary. However, if a Warrant is properly assigned in blank, NATCO may (but is not obligated to) treat the bearer as the owner of the Warrant for all purposes, notwithstanding any notice to the contrary. A Warrant, if properly assigned, may be exercised by a new Holder without first having a substitute warrant issued.

         10.2 Transfer and Exchange of the Warrant. On the Holder surrendering the Warrant, properly endorsed, for registration of transfer or for exchange at NATCO's principal office, together with in the case of transfer a form of assignment in the form of Exhibit B duly executed by the Holder, NATCO at its expense shall execute and deliver to or on the Holder's order a new and equivalent warrant or warrants, in the Holder's name or as the Holder (on the Holder paying any transfer taxes) directs, calling in the aggregate on the face or faces for the number of shares of Common Stock called for on the face of the surrendered Warrant.

         10.3 Replacing the Warrant. NATCO at its expense shall execute and deliver a replacement Warrant promptly after receiving evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of the Warrant and, in the case of any such loss, theft or destruction of the Warrant while held by a Person other than the Purchaser, on receiving an indemnity reasonably satisfactory to NATCO in form and amount (or, in the case of mutilation, on receiving the Warrant for cancellation at NATCO's principal office).

         11. No Rights or Liabilities as Shareholder. Nothing in the Warrant confers on the Holder rights as a shareholder of NATCO or imposes liabilities on the Holder to buy any securities of NATCO or as a shareholder of NATCO (whether asserted by NATCO, by NATCO's creditors or shareholders or otherwise).

         12. Good Faith Actions.

         12.1 No Avoidance or Inconsistent Agreements. NATCO shall not avoid or seek to avoid (including by amending its charter documents, or through a consolidation, merger, reorganization, reclassification, recapitalization, transfer of assets, liquidation, dissolution, winding up or issue or sale or securities) the performance of its obligations under this Warrant. NATCO shall not enter into any agreement, arrangement or other transaction which is inconsistent with the rights granted to the Holder in this Warrant.

         12.2 Required Actions. NATCO shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate to protect the rights of the Holders against impairment (including the rights to adjustments under Section 2), including obtaining the authorizations, exemptions or consents of or from any governmental authority needed for NATCO to perform its obligations or for the Holder to exercise its rights under this Warrant.

         12.3 Stock Mergers and Other Transactions. NATCO will not consummate a transaction described in Section 2.2(v) or a Stock Merger unless each Person (except NATCO) required to deliver stock, securities, other ownership interests, cash or other assets in connection with that transaction or Stock Merger, assumes, by written instrument delivered to, and reasonably satisfactory to, the Holder:

         (i) NATCO's obligations under this Warrant (and, if NATCO survives the consummation of the transaction or Stock Merger, this assumption is in addition to, and does not release NATCO from, NATCO's continuing obligations under this Warrant); and

         (ii) the obligation to deliver to the Holder the shares of stock, securities, other ownership interests, cash or other assets the Holder is entitled to receive.

If the holders of a majority of the interests under the Warrant (measured with respect to the number of shares of Common Stock for which each holder can exercise its interest) requests, this instrument shall be accompanied by a written opinion of counsel to each such Person, which opinion shall be reasonably satisfactory to such holders, stating that such Person is obligated to deliver to each Holder the shares of stock, securities, other ownership interests, cash or other assets that the Holders are entitled to receive on the exercise of the Warrant or otherwise in connection with the Stock Merger and that the terms of this Warrant (including Section 2) will apply to such stock, securities, other ownership interests, cash or other assets.

         13. Termination. This Warrant terminates automatically on the earliest of:

         (i)      5:00 p.m. (New York City time) on [               ], 2006;

         (ii) the date on which the Warrant has been exercised in whole;

         (iii)    the date on which this Warrant terminates under Section 4.2;
                  and

         (iv) the date on which the Holder gives notice to NATCO to redeem its Convertible Preferred Shares under section 11(d) of the Certificate of Designations in connection with a Change of Control.

Section 14 shall survive termination. Termination shall not affect rights and liabilities accrued before the termination date.

         14. Miscellaneous.

         14.1 Notices.

         (a) Addresses for Notice: Notices and other communications provided for in this Warrant, and legal process relating to this Warrant, will be validly given, made or served, if in writing and (w) delivered personally, (x) sent by next day or overnight mail using a reputable national courier (such as Federal Express), (y) sent by first-class registered or certified mail, return receipt requested, postage prepaid or (z) sent by fax (except for legal process), as follows:

         (i)      if to NATCO, at its principal place of business, which is at:

                                NATCO Group Inc.
                                2950 North Loop West
                                Suite 700
                                Houston, TX 77092
                                Attention: General Counsel
                                Fax:  (713) 683-7841

                           with a copy to:

                                O'Melveney & Myers LLP
                                30 Rockefeller Plaza, 27th Floor
                                New York, NY  10112
                                Attention:  Mark E. Thierfelder, Esq.
                                Fax:  (212) 408-2420

         (ii)     if to Purchaser:

                                Lime Rock Partners II, L.P.
                                c/o Lime Rock Management LP
                                518 Riverside Avenue
                                Westport CT  06880
                                Attention:  Mark A. McCall
                                Fax (203) 293-2760

                           with a copy to:

                                Debevoise & Plimpton
                                919 Third Avenue
                                New York, New York  10022
                                Attention:  Jeffrey J. Rosen
                                Fax: (212) 909-6836

         (iii) if to any other Holder or any holder of Common Stock: at the Holder's registered address stated in the register kept at NATCO's principal office,

or to such other address or fax number as NATCO, the Holder or holder, as the case may be, specifies in a written notice given in accordance with this
Section 14.1.

         (b) When Notices Are Deemed To Have Been Received: Such notices and other communications shall be deemed to have been received:

         (i) if delivered personally: on the next Business Day after delivery;

         (ii) if sent by next day or overnight mail using a reputable national courier (such as Federal Express): on the next Business Day after sending;

         (iii) if sent by first-class registered or certified mail, return receipt requested, postage prepaid: on the fifth Business Day after mailing; or

         (iv) if sent by fax and the transmitting Party receives a transmission receipt dated the day of transmission in the recipient's jurisdiction: on the next Business Day after transmission.

         14.2 Amendments; Waivers, etc. No amendment of this Warrant, and no waiver under it, shall be binding unless made in writing and duly signed by the party against whom enforcement is sought. A waiver waives only the specific matter described in the writing and does not impair the rights of the party granting the waiver in other respects or at other times. A party's waiver of a breach of or a default under this Warrant does not constitute a waiver of a similar breach or default. A party's failure, on one or more occasions, to enforce a provision of this Warrant, or to exercise a right or privilege under this Warrant, does not constitute a waiver of that provision, right or privilege.

         14.3 Specific Performance. NATCO acknowledges that irreparable damage would occur if any of the provisions of this Warrant are not performed in accordance with their terms or are otherwise breached. Therefore, the Holder is entitled to an injunction or injunctions to prevent breaches of this Warrant and to specifically enforce its provisions in any court of the United States, or any state of the United States, having jurisdiction (in addition to any other remedy to which it may be entitled at law or equity).

         14.4 Severability. If any provision of this Warrant is inoperative or unenforceable for any reason, this shall not make the provision inoperative or unenforceable in any other case, circumstance or jurisdiction, or make any other provision invalid, inoperative, or unenforceable.

         14.5 Governing Law. This Warrant is governed in all respects (including as to validity, interpretation and effect) by the internal laws of the state of New York without giving effect to its conflict of laws rules to the extent those rules do not mandatorily apply by statute and would require or permit the application of another jurisdiction's law.

         14.6 Jurisdiction. Each party:

         (i) irrevocably submits to the exclusive jurisdiction of the courts of the state of New York and the United States District Court for the Southern District of New York in respect of Litigation directly or indirectly arising out of or relating to this Warrant (including as to validity, interpretation and effect);

         (ii) waives and agrees not to assert, as a defense in any such Litigation, that the Litigation may not be brought or is not maintainable in those courts, that the venue is not appropriate or that those courts cannot enforce this Warrant; and

         (iii) consents to and grants any such court jurisdiction over that party and over the subject matter of any such dispute and agrees, to the maximum extent permitted by law, that the mailing of process or other papers in connection with the Litigation in the manner provided in Section 14.1, or in such other manner as may be permitted by law, shall be valid and sufficient service of that process or paper.

         14.7 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES THAT ANY DISPUTE WHICH MAY ARISE UNDER THIS WARRANT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES. THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT HAS TO A TRIAL BY JURY IN RESPECT OF LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS WARRANT (INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT). EACH PARTY CERTIFIES AND ACKNOWLEDGES
THAT:

         (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS WAIVER;

         (ii)     IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS
                  WAIVER;

         (iii)    IT MAKES THIS WAIVER VOLUNTARILY; AND

         (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
                  SECTION 14.7.

         14.8 Successors and Assigns. NATCO's agreements in this Warrant other than those applying solely to the Warrant and the Holder inure to the benefit of and are enforceable by any holder or holders at the time of any shares of Common Stock issued on exercising the Warrant, whether so expressed or not. The Holder may assign some or all of its rights under this Warrant only in accordance with section 4.1 of the Securities Purchase Agreement dated March 13, 2003 between NATCO and Purchaser. NATCO shall not assign any of its rights and obligations under this Warrant without the Holder's prior consent. Purported assignments in breach of this Section 14.8 shall be void.

         15. Definitions and Interpretation.

         15.1 Definitions. In this Warrant, the following terms when capitalized have the following meanings:

AGGREGATE EXERCISE PRICE       defined in Section 1.1(a)(ii).

BOARD                          NATCO's board of directors.

BUSINESS DAY                   a day, other than:

                               (i)    a Saturday or Sunday; or

                               (ii)   a day on which commercial banks in
                                      Houston Texas are authorized or required by law to close or are otherwise generally closed.

CERTIFICATE OF DESIGNATIONS    Certificate of Designations of
                               Series B Convertible Preferred Stock of NATCO
                               Group Inc.

CHANGE OF CONTROL              has the same meaning as in the Certificate of
                               Designations.

COMMON STOCK                   NATCO's common stock, par value $0.01 per share.

CONVERTIBLE PREFERRED SHARES   defined in the second paragraph of this Warrant.

CURRENT PER SHARE MARKET PRICE as of any date, the average of the closing prices per share of Common Stock Price for the ten consecutive Trading Days immediately before the date in question. If the Current Per Share Market Price of the Common Stock is determined during a period following the announcement of
                               (x) a dividend or distribution on the Common
                               Stock other than a regular quarterly cash dividend or(y) any subdivision, split, combination or reclassification of Common Stock and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, split, combination or reclassification, has not occurred before the commencement of this ten Trading Day period, then, and in each such case, the Current Per Share Market Price shall be properly adjusted to take into account ex-dividend trading. If, however, that dividend or distribution is not paid or that subdivision, split, combination or reclassification is not consummated, the Current Per Share Market Price shall be recalculated without taking into account ex-dividend trading. The closing price for each day shall be:

                                    (i)      the last sales price, regular way
                                             (or, in case no such sale takes
                                             place on such day, the average of
                                             the closing bid and asked prices,
                                             regular way) as reported in the
                                             principal consolidated transaction
                                             reporting system with respect to
                                             securities listed or admitted to
                                             trading on the New York Stock
                                             Exchange, or, if the Common Stock
                                             is not listed or admitted to
                                             trading on the New York Stock
                                             Exchange, as reported in the
                                             principal transaction reporting
                                             system with respect to securities
                                             listed on the principal national
                                             securities exchange on which the
                                             Common Stock is listed or admitted
                                             to trading;

                                    (ii)     if the Common Stock is not listed
                                             or admitted to trading on any
                                             national securities exchange, the
                                             last quoted sales price or, if not
                                             so quoted, the average of the high
                                             bid and low asked prices in the
                                             over-the-counter market, on the
                                             NASDAQ National Market or as
                                             reported by the self-regulatory
                                             organization or registered
                                             securities information processor
                                             (as these terms are used under the
                                             Exchange Act) that then reports
                                             information concerning the Common
                                             Stock;

                                    (iii)    if on any such date the Common
                                             Stock is not quoted by any such
                                             entity, the average of the closing
                                             bid and asked prices as furnished
                                             by a professional market maker
                                             making a market in the Common
                                             Stock selected by the Board; or

                                    (iv)     if on any such date no such market
                                             maker is making a market in the
                                             Common Stock, the fair value of
                                             the Common Stock on such date as
                                             determined in good faith by the
                                             Board.

DISTRIBUTION DATE              has the same meaning as in the Rights Agreement.

EQUITY-LINKED SECURITIES       rights, options, warrants or other securities
                               directly or indirectly convertible into, or exercisable or exchangeable for, shares of Common Stock.

EXCHANGE ACT                   the Securities Exchange Act of 1934, as
                               amended, or any successor federal statute, and the rules and regulations under it, in effect at the time. A reference to a particular section of it includes the corresponding section, if any, of its successor federal statute, and the rules and regulations under it.

EXCLUDED SECURITIES            (i)    shares of Common Stock and Equity-Linked
                                      Securities issued to employees, officers and directors of, or consultants and advisors to, NATCO or any of its subsidiaries pursuant to stock purchase or stock option plans or other compensatory arrangements that are approved by the Board, and the shares of Common Stock issued pursuant to those Equity-Linked
                                      Securities;

                               (ii) shares of Common Stock issued pursuant to the exercise, exchange or conversion of Equity-Linked Securities outstanding as of the date of the Warrant;

                               (iii) shares of Common Stock or Equity-Linked Securities issued in connection with an acquisition, consolidation, merger or sale by or of NATCO approved by the Board;

                               (iv) shares of Common Stock or Equity-Linked Securities issued in a bona fide registered underwritten public offering; and

                               (v) Convertible Preferred Shares issued under the Securities Purchase Agreement dated March 13, 2003 between NATCO and Purchaser, this Warrant and shares of Common Stock issued on conversion of those Convertible Preferred Shares or exercise of the Warrant.

EXERCISE DATE                  defined in Section 1.1(a).

EXERCISE PRICE                 defined in Section 2.1.

HOLDER                         defined in Section 1.1(a).

LIEN a mortgage, pledge, hypothecation, right of others, claim, security interest, encumbrance, title defect, title retention agreement, voting trust agreement, interest, equity, option, lien, charge, restriction on transfer or assignment, or other restriction or limitation.

LITIGATION                     an action, cause of action, claim, demand, suit,
                               proceeding, citation, summons, subpoena, inquiry or investigation (civil, criminal, regulatory or otherwise) in law or in equity, pending or threatened, by or before a government authority.

NASD                           the National Association of Securities Dealers,
                               Inc.

NATCO                          defined in the first paragraph of this Warrant.

OTHER DILUTIVE SECURITIES      defined in Section 2.7.

OTHER DISTRIBUTION             defined in Section 2.3.

PERSON an individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, governmental entity or other entity.

PUBLIC OFFERING                an offering of Common Stock to the
                               public under an effective registration statement under the Securities Act.

PURCHASER                      defined in the first paragraph of this Warrant.

REGISTRATION RIGHTS AGREEMENT  defined in Section 6.

RIGHT                          has the same meaning as in the Rights Agreement.

RIGHTS AGREEMENT               the Rights Agreement, dated as of May 15, 1998,
                               between NATCO and ChaseMellon Shareholder
                               Services, L.L.C., as Rights Agent, as amended.

SEC the Securities Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

SECURITIES ACT                 the Securities Act of 1933, as amended, or
                               any successor federal statute, and the rules and regulations under it, in effect at the time. A reference to a particular section of it includes the corresponding section, if any, of its successor federal statute, and the rules and regulations under it.

STOCK MERGER                   defined in Section 3.1.

SUBSCRIPTION NOTICE            defined in Section 1.1(a)(i).

TRADING DAY                    (i)     a day on which the principal national
                                       securities exchange on which the Common
                                       Stock is listed or admitted to trading
                                       is open for the transaction of business;
                                       or

                               (ii)    if the Common Stock is not listed or
                                       admitted to trading on any national
                                       securities exchange, a Monday, Tuesday,
                                       Wednesday, Thursday or Friday on which
                                       commercial banks in Houston, Texas are
                                       not authorized or required by law to
                                       close or are otherwise generally closed.

WARRANT this Common Stock Purchase Warrant and warrants issued substantially in the form of this warrant and in substitution for it.


         15.2 Interpretation. References to "include", "includes" or "including" are deemed to be followed by "without limitation." The plural includes the singular, and vice versa. References to one gender include the other genders. Unless stated otherwise, a reference to a Section or Exhibit means a Section or Exhibit respectively of or to this Warrant. Headings in this Warrant are for convenience only and do not affect its interpretation.

                                       NATCO GROUP INC.



                                       By:      _______________________________
                                                Name:
                                                Title:

                                                                      EXHIBIT A

                              FORM OF SUBSCRIPTION

                  (To be executed only on exercise of Warrant)

To: NATCO Group Inc.

                  The undersigned registered holder of the enclosed Warrant hereby irrevocably exercises the Warrant for, and purchases under it, _______(1) shares of Common Stock of NATCO Group Inc., and makes payment [of $ ](2) [by application, under Section 1.1(b) of the Warrant, of [a part of] the Warrant representing a right to buy ________ shares of Common Stock],(3) and requests that NATCO Group Inc. issue the certificates for those shares in the name of, and deliver those shares to, ______________ whose address is __________.

                  The undersigned represents and warrants to NATCO Group Inc. that the undersigned is:

                  (i) an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933; and

                  (ii) acquiring the shares of Common Stock for its own account and solely for investment, with no intention to resell or distribute those shares in breach of the Securities Act.

                  The undersigned understands and acknowledges that those shares of Common Stock have not been registered under the Securities Act of 1933 (or the securities laws of any state) and that they may only be sold or otherwise disposed of in one or more transactions registered under the Securities Act of 1933 (and, where applicable, state laws) or as to which an exemption from the registration requirements is available.


Dated:



                                              [HOLDER](4)
                                              [Address]



                                      By       ________________________________
                                               Name:
                                               Title:

------------------------------------------------------------------------------

(1) Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the number as to which the Warrant is being exercised), taking into account any adjustment under the adjustment provisions of the Warrant. In the case of a partial exercise, NATCO Group Inc. will issue and deliver a new Warrant or Warrants, representing the unexercised part of the Warrant, to the holder surrendering the Warrant.

(2)      Delete inapplicable language in brackets.

(3)      Delete inapplicable language in brackets.

(4) The signature must conform in all respects to the Holder's name as specified on the face of the Warrant.

                                                                      EXHIBIT B

                               FORM OF ASSIGNMENT

                                   (To be executed only on transfer of Warrant)

                  For value received, the undersigned registered holder of the enclosed Warrant hereby sells, assigns and transfers to ________________ the right represented by the Warrant to buy ______ shares of Common Stock of NATCO Group Inc. to which the Warrant relates, and appoints ___________ Attorney to make the transfer on the books of NATCO Group Inc. maintained for this purpose, with full power of substitution in the premises.

Dated:
                                               [HOLDER](1)
                                               [Address]



                                      By       _______________________________
                                               Name:
                                               Title:


Signed in the presence of:



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(1)      The signature must conform in all respects to the Holder's name as specified on the face of the Warrant.